                                                                      Exhibit 2

                            ASSET PURCHASE AGREEMENT
                                      among

                    PIERCE MANAGEMENT GROUP FIRST PARTNERSHIP
                    PIERCE MANAGEMENT GROUP THIRD PARTNERSHIP
                   PIERCE MANAGEMENT GROUP FOURTH PARTNERSHIP
                        PIERCE, PIERCE & HALL PARTNERSHIP
                    PIERCE MANAGEMENT GROUP FIFTH PARTNERSHIP
                       HEALTH CARE INVESTMENTS PARTNERSHIP
                     GUY PIERCE AND VANN PIERCE PARTNERSHIP
                               SENTRY SERVICES LLC
                             GVP SENTRY SERVICES LLC
                             SCP SENTRY SERVICES LLC
                             SGP SENTRY SERVICES LLC
                             SVP SENTRY SERVICES LLC
                             VCP SENTRY SERVICES LLC
                            SVCP SENTRY SERVICES LLC
                          SENTRY CARE OF NEWPORT, INC.
                              TRI-CITY HAVEN, INC.
                         GLEN HAVEN CENTER OF CARE, INC.
                          KANNAPOLIS VILLAGE REST HOME
                             PIERCE HALL PARTNERSHIP
                          HEALTH CARE INVESTMENTS, INC.
                            MIDSTATE PROPERTIES, INC.
                      COMMERCIAL INSPECTION AND MAINTENANCE
                         TARHEEL INSTITUTIONAL BROKERAGE

                                   the Sellers

                                 A. STEVE PIERCE
                                 MARY LOU PIERCE
                                  GUY S. PIERCE
                                   JODI PIERCE
                                 C. VANN PIERCE
                              JACQUELINE W. PIERCE
                             CANDACE PIERCE HAMMONDS
                              WILLIAM R. HAMMONDS,

                                   the Owners
                                       and

                                  ADVOCAT INC.
                                    the Buyer

                                TABLE OF CONTENTS

ARTICLE I.  PURCHASE, SALE AND LEASE..................................................2
         1.1      Purchase and Sale...................................................2
         1.2      Excluded Assets.....................................................4
         1.4      Leases..............................................................6
         1.5      Assumed Contracts, Leases and Liabilities...........................6

ARTICLE II.  RECEIVABLES..............................................................6
         2.1      Collection of Receivables...........................................6

ARTICLE III.  PURCHASE PRICE..........................................................7
         3.1      Purchase Price......................................................7
         3.2      Apportionable Income and Expenses...................................7
         3.3      Allocation of Purchase Price........................................8

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SELLERS
                   AND OWNERS.........................................................8
         4.1      Organization, Qualification and Authority...........................8
         4.2      Subsidiaries........................................................9
         4.3      Absence of Default..................................................9
         4.4      Financial Statements................................................9
         4.5      Operations Since September 30, 1996................................10
         4.6      Absence of Certain Liabilities.....................................11
         4.7      Employment Discrimination..........................................11
         4.8      Licenses and Permits...............................................11
         4.9      Medicaid and Other Third-Party Payors..............................12
         4.10     Cost Reports.......................................................13
         4.11     Compliance with Zoning, Land Use and Other Laws; Easements.........13
         4.12     Title to Assets....................................................13
         4.13     Leases and Contracts...............................................14
         4.14     Environmental Matters..............................................15
         4.15     Miscellaneous Representations Relating to Real Estate..............17
         4.16     Litigation.........................................................18
         4.17     Sellers' Employees.................................................19
         4.18     Labor Relations....................................................19
         4.19     Insurance..........................................................19
         4.20     Broker's or Finder's Fee...........................................20
         4.21     Conflicts of Interest..............................................20
         4.22     Experimental Procedures............................................20
         4.23     Intellectual Property..............................................20
         4.24     Inventories........................................................20
         4.25     Employee Benefit Plans.............................................20
         4.26     Compliance with Healthcare Laws and Other Laws.....................21
         4.27     Condition of Assets................................................22
         4.28     WARN Act...........................................................22
         4.29     Tax Returns; Taxes.................................................22
         4.30     Bankruptcy.........................................................23
         4.31     Resident Agreements................................................23


         4.32     Resident Trust Funds...............................................23
         4.33     Prepayments and Deposits...........................................23
         4.34     Occupancy Rate.....................................................23
         4.35     No Omissions or Misstatements......................................24

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF BUYER..................................24
         5.1      Organization, Qualification and Authority..........................24
         5.2      Absence of Default.................................................25
         5.3      Broker's or Finder's Fee...........................................25

ARTICLE VI.  COVENANTS OF PARTIES....................................................25
         6.1      Preservation of Business and Assets................................25
         6.2      Absence of Material Change.........................................26
         6.3      Access to Books and Records........................................26
         6.4      Risk of Loss.......................................................26
         6.5      Condemnation.......................................................27
         6.6      Preserve Accuracy of Representations and Warranties................27
         6.7      Maintain Books and Accounting Practices............................27
         6.8      Indebtedness; Liens................................................27
         6.9      Compliance with Laws and Regulatory Consents.......................27
         6.10     Maintain Insurance Coverage........................................28
         6.11     Medicaid Reporting.................................................28
         6.12     Current Return Filing..............................................28
         6.13     Performance........................................................28
         6.14     WARN Act...........................................................28
         6.15     No Sale, Merger or Consolidation...................................28
         6.16     Title to Real Estate and Leased Property...........................29
         6.17     Title Evidence; Defects and Cure...................................29
         6.18     Environmental Inspection...........................................29

ARTICLE VII.  CLOSING................................................................30
         7.1      Closing............................................................30
         7.2      Termination........................................................30

ARTICLE VIII.  SELLERS' AND OWNERS' CONDITIONS TO CLOSE..............................31
         8.1      Representations and Warranties True at Closing; Compliance with
                  Agreement..........................................................31
         8.2      No Action/Proceeding...............................................31
         8.3      Order Prohibiting Transaction......................................31

ARTICLE IX.  BUYER'S CONDITIONS TO CLOSE.............................................32
         9.1      Representations and Warranties True at Closing; Compliance with
                  Agreement..........................................................32
         9.2      No Loss, Damage or Destruction.....................................32
         9.3      No Adverse Material Change.........................................32
         9.4      Regulatory Approvals...............................................32
         9.5      No Action/Proceeding...............................................32
         9.6      Inspection of Assets; UCC Searches, etc............................32
         9.7      Environmental Reports..............................................33



         9.8      Title Evidence; Title Policy.......................................33
         9.9      Leases.............................................................33
         9.10     Consulting Agreement...............................................33
         9.11     Management Agreement...............................................33
         9.12     Sublease Agreements................................................33

ARTICLE X.  OBLIGATIONS OF SELLERS AND OWNERS AT CLOSING.............................33
         10.1     Documents Relating to Title........................................33
         10.2     Possession.........................................................34
         10.3     Opinion of Counsel.................................................34
         10.4     Corporate Good Standing and Corporate Resolutions..................34
         10.5     Closing Certificate................................................34
         10.6     Third Party Consents...............................................34
         10.7     Taxes and Other Payments...........................................35
         10.8     Insurance..........................................................35
         10.9     Confidentiality and Noncompete Agreements..........................35
         10.10    Leases and Subleases...............................................35
         10.11    Consulting and Management Agreements...............................35
         10.12    Additionally Requested Documents; Post Closing Assistance..........35
         10.13    Title Insurance....................................................36

ARTICLE XI.  OBLIGATIONS OF BUYER AT CLOSING.........................................36
         11.1     Purchase Price.....................................................36
         11.2     Opinion of Counsel.................................................36
         11.3     Corporate Good Standing and Board Resolutions......................36
         11.4     Closing Certificate................................................36
         11.5     Assumption of Liabilities..........................................36
         11.6     Leases and Subleases...............................................36
         11.7     Consulting and Management Agreements...............................36

ARTICLE XII.  OPINION OF BUYER'S COUNSEL.............................................37

ARTICLE XIII.  SURVIVAL OF PROVISIONS AND INDEMNIFICATION............................37
         13.1     Survival...........................................................37
         13.2     Indemnification by Sellers and Owners..............................37
         13.3     Indemnification by Buyer...........................................38
         13.4     Rules Regarding Indemnification....................................38
         13.5     Assignment by Buyer................................................39

ARTICLE XIV. PRESERVATION OF BUSINESS
                    AND NONCOMPETE RESTRICTIONS......................................40
         14.1     Covenant Not to Compete............................................40
         14.2     Enforceability.....................................................40

ARTICLE XV.  MISCELLANEOUS...........................................................41
         15.1     Dispute Resolution.................................................41
         15.2     Assignment.........................................................41
         15.3     Other Expenses.....................................................41
         15.4     Notices............................................................41





         15.5     Confidentiality; Prohibition on Trading............................42
         15.6     Controlling Law....................................................43
         15.7     Headings...........................................................43
         15.8     Partial Invalidity.................................................43
         15.9     Waiver.............................................................43
         15.10    Counterparts.......................................................43
         15.11    Interpretation; Knowledge..........................................43
         15.12    Entire Agreement...................................................43
         15.13    Further Assurance of Sellers and Owners After Closing..............43
         15.14    Legal Fees and Costs...............................................44
         15.15    No Third Party Beneficiaries.......................................44





                                  EXHIBIT INDEX

Exhibit No.                                   Exhibit Matter
-----------                                   --------------
Exhibit A                                     Owners' Businesses
1.1(1)                                        Real Estate
1.1(2)                                        Equipment and Furnishings
1.1(10)                                       Intangible Property
1.2                                           Excluded Assets
1.3(1)                                        Leased Property
1.3(2)                                        Leased Equipment and Furnishings
1.3(8)                                        Leased Intangible Property
1.4                                           Assumed Liabilities
3.3                                           Purchase Price Allocation
4.2                                           Subsidiaries
4.3                                           Consents
4.4                                           Financial Statements
4.5                                           Operations since September 30, 1996
4.6                                           Absence of Liabilities
4.7                                           Employment Discrimination
4.8(1)                                        Licenses and Permits
4.9(1)                                        Program Agreements
4.9(2)                                        Statement of Deficiencies and Plan of Correction
4.11                                          Easements
4.12(1)                                       Encumbrances
4.12(2)                                       Permitted Exceptions
4.13                                          Leases and Contracts
4.14(2)                                       Noncompliance with Environmental Law
4.14(3)                                       Underground Storage Tanks
4.15                                          Appraisals, Mechanical and Structural Studies, etc.
4.16                                          Litigation
4.17                                          Employees
4.19                                          Insurance
4.20                                          Brokers, Finders or Consultants
4.21                                          Conflicts of Interest
4.23                                          Intellectual Property
4.25(1)                                       Welfare Benefit Plans
4.25(2)                                       Pension Benefit Plans
4.25(3)                                       Unfunded Liabilities
4.27                                          Condition of Assets
4.31                                          Resident Agreements
4.33                                          Prepayments and Deposits
4.34                                          Occupancy Rates
6.1                                           Changes in Business or Assets
6.19                                          Employment of Certain Individuals
9.9                                           Form of Lease Agreement
9.10                                          Form of Consulting Agreement (Steve Pierce)




9.11                                          Form of Employment Agreement (Guy Pierce)
9.12(a)                                       List of Subleases
9.12(b)                                       Form of Sublease
10.3                                          Form of Opinion of Counsel for Sellers and Owners
13.2                                          Limitation of Owners' Liabilities
14.1                                          Exceptions to Noncompetition


                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement ("Agreement"), is made on July __, 1997, by and among PIERCE MANAGEMENT GROUP FIRST PARTNERSHIP, PIERCE MANAGEMENT GROUP THIRD PARTNERSHIP, PIERCE MANAGEMENT GROUP FOURTH PARTNERSHIP, PIERCE, PIERCE & HALL PARTNERSHIP, PIERCE MANAGEMENT GROUP FIFTH PARTNERSHIP, HEALTH CARE INVESTMENTS PARTNERSHIP, GUY PIERCE AND VANN PIERCE PARTNERSHIP, SENTRY SERVICES LLC, GVP SENTRY SERVICES LLC, SCP SENTRY SERVICES LLC, SGP SENTRY SERVICES LLC, SVP SENTRY SERVICES LLC, VCP SENTRY SERVICES LLC, SVCP SENTRY SERVICES LLC, SENTRY CARE OF NEWPORT, INC., TRI-CITY HAVEN, INC., GLEN HAVEN CENTER OF CARE, INC., KANNAPOLIS VILLAGE REST HOME, PIERCE HALL PARTNERSHIP, HEALTH CARE INVESTMENTS, INC., MIDSTATE PROPERTIES, INC., COMMERCIAL INSPECTION AND MAINTENANCE, TARHEEL INSTITUTIONAL BROKERAGE, (collectively "Sellers") and A. STEVE PIERCE, MARY LOU PIERCE, GUY S. PIERCE, JODI PIERCE, C. VANN PIERCE, JACQUELINE W. PIERCE, CANDACE PIERCE HAMMONDS, WILLIAM R. HAMMONDS,(collectively "Owners"), and ADVOCAT INC., a Delaware corporation ("Buyer").

     A. Sellers and Owners are the legal and beneficial owners of businesses which maintain, operate and supply adult care homes in North Carolina described on Exhibit A (the "Business").

     B. Owners own, all interest, beneficially and of record, in Sellers.

     C. Sellers and Owners desire to sell and transfer certain assets used in connection with the Business, to Buyer and Buyer desires to purchase the same from Sellers and Owners, subject to the terms and conditions of this Agreement.

     D. Sellers and Owners desire to lease certain other assets used in connection with the Business, to Buyer and Buyer desires to lease the same from Sellers and Owners, subject to the terms and conditions of this Agreement.

     In consideration of the mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:


                       ARTICLE I. PURCHASE, SALE AND LEASE

     1.1 Purchase and Sale. Except for the Excluded Assets and the Leased Assets (as such terms are defined herein), Sellers and Owners agree, at Closing (as such term is defined herein), to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Sellers and Owners all right, title and interest in and to all assets of Sellers related to or used in connection with the Business of every kind and type, tangible and intangible, real and personal (collectively, the "Purchased Assets" and together with the Leased Assets the "Assets"), free and clear of all encumbrances, mortgages, pledges, liens, security interests, obligations and liabilities (other than the encumbrances listed on Exhibit 4.12(1) and the Permitted Exceptions listed on
Exhibit 4.12(2)) which Assets include, without limitation, the following:

          (1) All right, title and interest of Sellers and Owners in and to the land and real estate owned or leased by Sellers and Owners and used in connection with the Business (except for the Leased Property as defined in Section 1.3) as listed on Exhibit 1.1(1) attached hereto and in and to all structures, improvements, fixed assets and fixtures including fixed machinery and fixed equipment situated thereon or forming a part thereof and all appurtenances, easements and rights-of-way related thereto including, without limitation, all sewer and wastewater discharge capacity allocated or reserved thereto and all development rights with respect thereto (collectively, the "Real Estate");

          (2) Except for the leased personal property described in Section 1.3 and Midstate Properties, Inc., which is selling only the vehicles identified on
Exhibit 1.4, all tangible personal property, medical and other equipment, machinery, data processing and computer hardware and software, furniture, furnishings, appliances and other tangible personal property of every description and kind and all replacement parts used in connection with the Business including, but not limited to the items listed on Exhibit 1.1(2) attached hereto (collectively, the "Equipment and Furnishings");

          (3) All inventory of goods and supplies used or maintained in connection with the Business including, but not limited to, food, cleaning materials, disposables, linens, consumables, office supplies, drugs and medical supplies (collectively, the "Purchased Inventory" and together with the Leased Inventory, the "Inventory") which Inventory will not be less than that maintained by Sellers in the ordinary course of its business consistent with past practice or the amount reflected on the Financial Statements (as defined herein);

          (4) All resident, medical, clinical, personnel and other records related to the Business (including both hard and microfiche copies) and all manuals, books and records used in operating the Business including, without limitation, personnel policies and files and manuals and computer files;

          (5) To the full extent transferable, all licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises necessary to operate and conduct the Business, together with assignments thereof, if required, and all waivers that Sellers currently have, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises;

          (6) All plans and surveys, including "as-built" plans, those relating to utilities, easements and roads, and plats, specifications, engineers' drawings, architectural renderings and similar items in Sellers' possession or obtainable by Sellers;

          (7) All goodwill and, to the extent assignable by Sellers, all warranties (express or implied) and rights and claims related to the Assets or the operation of the Business;

          (8) All contract and leasehold rights and interests pursuant to contracts for purchase or lease of personal property, construction contracts, contracts for purchase, sale or lease of equipment, goods or services currently furnished or to be furnished in connection with the Business and that are expressly assumed by Buyer; and

          (9) All prepaid expenses (except prepaid insurance premiums) and utility deposits; and

          (10) All intangible and intellectual property owned, leased, licensed or possessed by either Sellers or Owners and utilized in connection with the Business, including without limitation, the names listed on Exhibit 1.1 (10) and all derivatives thereof.

     1.2 Excluded Assets. Sellers are not selling or leasing and Buyer is not purchasing, leasing or assuming obligations with respect to the following (collectively, the "Excluded Assets"):

          (1) Sellers' corporate and fiscal records and other records that Sellers are required by law to retain in there possession, as described on
Exhibit 1.2 attached hereto;

          (2) All Accounts Receivable of the Business for periods prior to Closing (the "Receivables");

          (3) All cash, cash equivalents, cash deposits and escrows, bank accounts, money market accounts, other accounts, certificates of deposit and other investments of Sellers related to operations of the Business prior to Closing.

          (4) The right, title and interest of Sellers and Owners in and to the land and real estate used in connection with the Business listed on Exhibit 1.2.

          (5) Those other assets which are not used in the operation of the Business.

     1.3 Lease. Except for the Excluded Assets, Sellers and Owners agree, at Closing, to lease to Buyer, and Buyer agrees to lease from Sellers and Owners all assets of Sellers related to or used in connection with the Business operated from the Leased Property (as defined below) of every kind and type, tangible and intangible, real and personal (collectively, the "Leased Assets" and together with the Purchased Assets, the "Assets"), free and clear of all encumbrances, mortgages, pledges, liens, security interests, obligations and liabilities (other than the encumbrances listed on Exhibit 4.12(1) and the Permitted Exceptions listed on Exhibit 4.12(2))which Leased Assets include, without limitation, the following:

          (1) All right, title and interest of Sellers and Owners in and to the land and real estate owned or leased by Sellers and Owners and used in connection with the Business as listed on Exhibit 1.3(1) attached hereto and in and to all structures, improvements, fixed assets and fixtures including fixed machinery and fixed equipment situated thereon or forming a part thereof and all appurtenances, easements and rights-of-way related thereto including, without limitation, all sewer and wastewater discharge capacity allocated or reserved thereto and all development rights with respect thereto (collectively, the "Leased Property");

          (2) All tangible personal property, medical and other equipment, machinery, data processing and computer hardware and software, furniture, furnishings, appliances and other tangible personal property of every description and kind and all replacement parts used in connection with the Business operated from the Leased Property including, but not limited to the items listed on Exhibit 1.3(2) attached hereto;

          (3) All inventory of goods and supplies used or maintained in connection with the Business operated from the Leased Property including, but not limited to, food, cleaning materials, disposables, linens, consumables, office supplies, drugs and medical supplies (collectively, the "Leased Inventory") which Leased Inventory will not be less than that maintained by Sellers in the ordinary course of its business consistent with past practice or the amount reflected on the Financial Statements (as defined herein);

          (4) All resident, medical, clinical, personnel and other records related to the Business operated from the Leased Property (including both hard and microfiche copies) and all manuals, books and records used in operating the Business from the Leased Property including, without limitation, personnel policies and files and manuals and computer files;

          (5) To the full extent transferable, all licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises necessary to operate and conduct the Business operated from the Leased Property, together with assignments thereof, if required, and all waivers that Sellers currently have, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises;

          (6) All plans and surveys, including "as-built" plans relating to the Leased Property, including those relating to utilities, easements and roads, and plats, specifications, engineers' drawings, architectural renderings and similar items in Sellers' possession or obtainable by Sellers;

          (7) All contract and leasehold rights and interests pursuant to contracts for purchase or lease of personal property, construction contracts, contracts for purchase, sale or lease of equipment, goods or services currently furnished or to be furnished in connection with the Business operated from the Leased Property and that are expressly assumed by Buyer; and

          (8) All intangible and intellectual property owned, leased, licensed or possessed by either Sellers or Owners and utilized in connection with the Business operated from the Leased Property, including without limitation, the names listed on Exhibit 1.3(8) and all derivatives thereof.

     1.4 Assumed Contracts, Leases and Liabilities.

          (1) At Closing, Buyer will assume and agree to pay or perform, as the case may be, only those obligations constituting liabilities incurred in the ordinary course of business, which Buyer expressly elects to assume as specifically set forth on Exhibit 1.4 attached hereto, and (b) those obligations arising on and after the Closing under those

Leases and Contracts (as such term is defined herein) which Buyer expressly elects to assume (collectively, the "Assumed Liabilities").

          (2) Except for the Assumed Liabilities, it is expressly agreed and understood by the parties to this Agreement that Buyer does not assume, and shall not be liable for, any debt, liability or obligation of Sellers or Owners of any type or description whatsoever, whether related or unrelated to the Assets, the Business or the transactions contemplated within this Agreement and that Sellers and Owners shall remain liable and responsible for the payment or performance of, respectively, each of their own debts, liabilities, obligations, contracts, leases, notes payable, accounts payable, commitments, agreements, suits, claims, indemnities, mortgages, taxes, contingent liabilities and other obligations including, without limitation, any and all investment tax credit recapture, depreciation recapture, recapture or prior period adjustments under Medicaid, all impositions of income tax and other taxes, all employee wages, salaries and benefits including, without limitation, COBRA and WARN obligations (as defined herein), accrued vacation and sick pay not expressly assumed by Buyer pursuant to Section 1.4(1), and other accrued employee benefits including rights of Sellers' retirees to participate in Sellers' medical plans.


                             ARTICLE II. RECEIVABLES

     2.1 Collection of Receivables. (1) Following Closing, any Receivables received by Buyer which relate to periods prior to Closing, Buyer shall collect as Sellers' agent for the limited purpose of such collection. Buyer shall remit to Sellers the gross proceeds of such collection within thirty (30) days following the end of each month thereafter for a maximum of six (6) months. Sellers shall be responsible for collecting all Receivables thereafter. Buyer will provide Sellers any information in its possession with respect thereto. Buyer shall have no liability to Sellers or any third party for any act or omission in connection with the collection of the Receivables and Sellers shall indemnify and hold harmless Buyer with respect to any liabilities thereunder.

          (2) Following Closing, any Receivables received by Sellers which relate to periods after Closing ("Buyer's Receivables"), Sellers shall collect as Buyer's agent for the limited purpose of such collection. Buyer shall provide such reasonable assistance in the collection process as Sellers may request. Sellers shall remit to Buyer the gross proceeds of such collection within thirty
(30) days following the end of each month thereafter for a maximum of six (6) months. Buyer shall be responsible for collecting all of Buyer's Receivables thereafter. Sellers will provide Buyer any information in its possession with respect thereto. Sellers shall have no liability to Buyer or any third party for any act or omission in connection with the collection of the Buyer's Receivables and Buyer shall indemnify and hold harmless Sellers with respect to any liabilities thereunder.

                           ARTICLE III. PURCHASE PRICE

     3.1 Purchase Price. The purchase price payable by Buyer to Sellers and Owners for the Assets and in consideration for the agreements contained herein, including the agreements contained in Article XIV hereof, will be payable as provided in Section 7.1 hereof and shall be Thirty Two Million One Hundred Thousand and No/100 Dollars

($32,100,000.00), subject to adjustment pursuant to the terms of this Agreement (the "Purchase Price"), and shall be payable in the following manner:

          (1) Ten Million Nine Hundred Thirty-One Thousand Fifth-Five and No/100 Dollars ($10,931,055.00), in cash in immediately available funds at Closing; and

          (2) Assumption of the Assumed Liabilities at Closing.

     3.2 Apportionable Income and Expenses. All income and expense attributable to the operation of the Business (measured on an accrual basis) through 11:59 p.m. on the date of Closing shall be for the account of Sellers and Owners. Thereafter, such income and expense shall be for the account of Buyer. Such apportionable income will include, but shall not be limited to, all Medicaid reimbursements, county assistance payments, special assistance payments, payments or advances from private pay residents and all federal social security payments or advances received before, on or after Closing. All apportionable items of operating income and expense applicable to any periods commencing before Closing and continuing after Closing shall be prorated between Sellers and Owners and, to the extent they are included within the Assumed Liabilities, Buyer. Apportionable operating income and expenses shall include, but shall not be limited to, such items as prepaid income, power and utility charges, personal property taxes, real estate taxes, insurance premiums and rents. The adjustments specified in the preceding sentence shall, to the extent not known, be estimated by the parties hereto in good faith at Closing to the extent reasonably possible based on the most recent Financial Statements with provisional adjustments as shall be mutually agreed at Closing. No later than thirty (30) days after Closing, Buyer shall prepare, if necessary, a statement of reconciliation reflecting the adjustments listed above in accordance with generally accepted accounting principles on an accrual basis applied consistently. Adjustments made after Closing based on such statement of reconciliation shall be payable in cash on or before the tenth (10th) day following the date that the such statement of reconciliation is prepared and delivered to Seller.

     3.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner set forth in Exhibit 3.3 attached hereto (the "Allocation"). The parties to this Agreement agree that the Allocation shall be used by them for all purposes including tax, reimbursement and other purposes. Each party to this Agreement agrees that it will report the transaction completed pursuant to this Agreement in accordance with the Allocation, including any report made under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and that no party will take a position inconsistent with the Allocation except with the prior written consent of the other parties hereto.


              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLERS
                                   AND OWNERS

     As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Sellers and Owners hereby jointly and severally represent and warrant to Buyer, which representations and warranties shall be true and correct on the date hereof and as of the date of Closing, as follows:

     4.1 Organization, Qualification and Authority. Sellers are duly organized, validly existing and in good standing in the State of North Carolina. Since the date of formation, organization and/or incorporation, Sellers have consistently observed, operated within and complied with corporate or partnership, as appropriate, formalities and general corporation or partnership, as appropriate, law of the State of North Carolina. Each of Sellers has full power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Except for Owners, no other person or entity owns or holds, has any interest in, whether legal, equitable or beneficial, or has the right to purchase, any capital stock, other security, or any interest in any of Sellers. None of Sellers nor Owners is a party to, and there exists no voting trust, owners' agreement, pledge agreement or any other agreement relating to the stock, partnership or equity interests of any of the Sellers. Sellers have the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Sellers hereby. Owners have the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated on the part of Owners hereby, and to take all actions necessary, in their capacity as the sole stockholders of Sellers, to permit or approve the applicable actions of Sellers taken in connection with this Agreement. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Sellers, have been duly authorized by all necessary action on the part of Sellers. No other action, consent or approval on the part of Sellers and Owners or any other person or entity is necessary to authorize Sellers' due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by Sellers and/or Owners upon execution and delivery thereof, constitute the valid and binding obligations of each of Sellers and each of Owners, as the case may be, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

     4.2 Subsidiaries. Except as set forth on Exhibit 4.2, Sellers and Owners have no interest, direct or indirect, in any corporation, limited liability company, joint venture, general or limited partnership or any other entity or business that is in any way related to the Business, and the businesses carried on by Sellers have not been conducted, directly or indirectly, through any such entity. Except as set forth on Exhibit 4.2, Sellers have no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any corporation, limited liability company, general or limited partnership, joint venture or other entity that is in any way related to the Business.

     4.3 Absence of Default. Upon the receipt of the consents listed on Exhibit
4.3 (the "Consents"), the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Sellers and/or Owners will not constitute a violation of, or be in conflict with, and will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create or cause the acceleration of the maturity of any debt, indenture, obligation or liability affecting the Assets or the Business pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets under: (1) any term or provision of the certificate of incorporation, corporate bylaws, operating agreement or partnership agreement of any of the Sellers; (2) any contract, lease, purchase order, agreement, document, instrument, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which any of the Sellers and/or Owners are a party or by which any of the Sellers, Owners and/or the Assets are bound; (3) any judgment, decree, order, regulation or rule of any court or regulatory authority; or (4) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which any of the Sellers, Owners and/or the Assets are subject.

     4.4 Financial Statements.

          (1) Attached hereto as Exhibit 4.4 are true and correct copies of each of the Sellers' audited balance sheets and income statements for the periods ended September 30, 1996 and September 30, 1995 (the "Financial Statements"). The Financial Statements are based on the books and records of Sellers and present fairly and accurately, in compliance with generally accepted accounting principles on an accrual basis, the financial position of Sellers as of, the results of its operations, and all costs and expenses for the periods specified. The Financial Statements disclose all liabilities, whether absolute, accrued, contingent, liquidated or unliquidated, matured or not yet due, or otherwise existing as of their respective dates. There exists no basis for the assertion of any liability or obligation not adequately reflected in the Financial Statements. The Financial Statements are true, complete and correct and contain no untrue or misleading statements and do not omit anything which would cause them to be misleading or inaccurate in any respect.

          (2) The books and records of Sellers are in such order and completeness that an unqualified audit may be performed for any period prior to Closing not already audited. Sellers and Owners shall fully and readily cooperate with Buyer in Buyer's attempt to perform an audit of Sellers for any period prior to Closing not already audited.

     4.5 Operations Since September 30, 1996. Except as disclosed on Exhibit 4.5, since September 30, 1996, there has been no:

          (1) To the best knowledge of Sellers or Owners, material change in the condition, financial or otherwise, of Sellers, the Business or the Assets that has, or could reasonably be expected to have, an adverse effect on any of the Assets, the Business or future prospects of the Business, or the results of the operations of Sellers;

          (2) Loss, damage or destruction of or to any of the Assets exceeding $1,000, whether or not covered by insurance;

          (3) Sale, lease, transfer or other disposition by Sellers of, or mortgages or pledges of or the imposition of any lien, charge or encumbrance on, any portion of the Assets, other than those made in the ordinary course of business consistent with past practice;

          (4) Increase in the compensation payable by Sellers (other than in the ordinary of business, provided Buyer is informed of such increase at Closing) to any of its employees, directors, independent contractors or agents or any increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan or arrangements made to, for or with the employees, officers, directors, independent contractors or agents of Sellers;

          (5) Adjustment or write-off of Receivables or reduction in reserves for Receivables outside of the ordinary course of business;

          (6) Change in Sellers' accounting methods or practices or depreciation or amortization policies;

          (7) Issuance or sale by Sellers or Owners, or contract or other commitment entered into by Sellers or Owners, for the issuance or sale of any shares of capital stock or securities convertible into or exchangeable for capital stock of, or sale of partnership interests in Sellers;

          (8) Payment by Sellers of any dividend, distribution or extraordinary or unusual disbursement or expenditure or intercompany payable;

          (9) Merger, consolidation or similar transaction, or solicitation therefor;

          (10) Federal, state or local statute, rule, regulation, order or case adopted, promulgated, decided, pending or discussed which, to the best knowledge of Sellers and Owners, adversely affects the Business or Assets;

          (11) Strike, work stoppage or other labor dispute;

          (12) Material amendment to or change in the terms of any contract or agreement binding Sellers, the Business or the Assets;

          (13) Termination, waiver or cancellation of any rights or claims of Sellers, under contract or otherwise which have a material on effect the Business or Assets;

     4.6 Absence of Certain Liabilities. Except as disclosed on Exhibit 4.6, Sellers have, and as of Closing will have, no contingent liabilities or obligations that affect the Assets or the Business.

     4.7 Employment Discrimination. Except as disclosed in Exhibit 4.7 attached hereto, no person or party (including, without limitation, any governmental agency) has asserted, or to the best knowledge of Sellers and Owners have threatened to assert, any claim for any action or proceeding against Sellers (or any officer, director, employee, agent or Owners of Sellers) arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act and the Family and Medical Leave Act. The claims disclosed in

Exhibit 4.7 will not result in any liability to or obligation of Buyer and will not cause or lead to any lien or encumbrance being placed, created or filed against or upon any of the Assets.

     4.8 Licenses and Permits.

          (1) Each of Sellers has all local, state, federal and other licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, the "Licenses and Permits") necessary for Sellers to occupy, operate and conduct the Business, and there exists no waiver or exemption relating thereto, except with respect to certain oral waivers regarding the ceiling and return air systems. There is no default under any of the Licenses and Permits and each Seller is in full compliance with all rules and regulations relating to the Licenses and Permits. To the best knowledge of Sellers or Owners, there exists no ground for revocation, suspension or limitation of any of the Licenses or Permits. Copies of each of the Licenses and Permits are attached to and listed on Exhibit 4.8(1) attached hereto. The most recent licensure surveys and deficiency reports related to each of these items has also been listed on Exhibit 4.8(1). Each of Sellers is, and at the time of Closing will be, as applicable, licensed by the regulatory bodies listed on
Exhibit 4.8(1). No notices have been received by any of Sellers or Owners with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of any of the Licenses and Permits.

          (2) There are no certificates of need or non-review letters from the State of North Carolina necessary to operate the Business.

          (3) Each employee of Sellers has all Licenses and Permits required for each such employee to perform such employee's designated functions and duties in connection with the Business, and there exists no waiver or exemption relating thereto. There is no default under, nor, to the best knowledge of Sellers or Owners, does there exist any ground for revocation, suspension or limitation of any such Licenses and Permits.

     4.9 Medicaid and Other Third-Party Payors.

          (1) Each of the Sellers listed on Exhibit 4.9(1) attached hereto, participates in the Medicaid Program (the "Program"). A list of and copies of such Seller's Medicaid contracts and provider numbers (or if such contracts do not exist other documentation evidencing such participation)(collectively, the "Program Agreements") are included in Exhibit 4.9(1). Each of Sellers is, and will be at the time of Closing, in full compliance with the terms, conditions and provisions of the Program Agreements.

          (2) Exhibit 4.9(2) attached hereto contains a list of each of Sellers' most recent Statement of Deficiencies and Plan of Correction, if any, copies of which have been previously provided to Buyer.

          (3) No notice of any offset against future reimbursements under or pursuant to the Program has been received by either Sellers or Owners nor is there any basis therefor. There is no pending appeal, adjustment, challenge, audit, litigation, or notice of intent to recoup past or present reimbursements with respect to the Program. None of Sellers or Owners has been subject to or threatened with loss of waiver of liability for utilization review denials with respect to the Program nor have any of Sellers or Owners received notice of any pending, threatened or possible decertification or other loss of participation in any of the Program.

          (4) In the event that Buyer suffers any offsets against any reimbursement due to Buyer under any third-party payor or reimbursement programs, including but not limited to the Programs, relating to the periods on or prior to Closing, then Sellers and Owners shall pay to Buyer the amounts so offset within thirty (30) days of the date of such offset by the third party.

     4.10 Cost Reports. To the best knowledge of Sellers and Owners, each of Sellers has previously furnished Buyer true, correct and complete copies of Sellers' State of North Carolina cost reports for Sellers' last three (3) fiscal years. The cost reports are complete and accurate for the periods indicated and are in full compliance with the State rules and regulations governing such cost report. All liabilities and contractual adjustments of the Business under any third party payor or reimbursement programs have been properly reflected and reserved for in the Financial Statements.

     4.11 Compliance with Zoning, Land Use and Other Laws; Easements.

          (1) Except as described in Section 4.27, none of the Real Estate or Leased Property is in violation of any zoning, public health, building code or other similar law, ordinance or regulation applicable thereto or to the ownership, occupancy and/or operation thereof, nor does there exist any waiver or exemption relating to the Real Estate or Leased Property with respect to any zoning or building codes matters.

          (2) None of the Real Estate and the Leased Property is in violation of any restrictive covenants or other restriction of any nature, or Sellers or Owners, as appropriate, have obtained all necessary and appropriate waivers and exemptions with respect thereto for any such noncompliance.

          (3) No person or entity is a lessee of any portion of either the Real Estate or the Leased Property and no persons other than Sellers and residents of the Business has any right to possess or occupy the Real Estate or the Leased Property.

          (4) There are presently located on the Real Estate and the Leased Property an adequate number of parking spaces for use and operation of the Business as it is presently conducted. Sellers or Owners have all easements and rights necessary to continue operation of the Business, copies of which are set forth in Exhibit 4.11 attached hereto.

     4.12 Title to Assets.

          (1) Sellers are the sole legal and beneficial owners of, or have the exclusive, unrestricted right and authority to use and transfer to Buyer, the personal property included in the Assets, free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of refusal, restrictions, reservations, defects in the title, encroachments and other encumbrances, except as set forth in Exhibit 4.12(1) attached hereto. The Assets and Leased Property are all the assets used in the operation of the Business.

          (2) The descriptions of the Real Estate and the Leased Property hereto and in each of the deeds, assignments and other documents of transfer or conveyance required to be delivered by Sellers to Buyer pursuant to this Agreement are accurate, complete and sufficient for their intended purposes and such descriptions include all real property leased or owned by Sellers and/or Owners and used in connection with the Business or set forth on the Financial Statements. Sellers, as applicable, are, and at Closing will be, the sole and exclusive record, legal and equitable owner of all right, title and interest in and has, and at Closing will have, good, marketable and insurable title in fee simple to, and is and will be, in possession of, all of the Real Estate and Leased Property used in connection with the Business including the buildings, structures and improvements situated thereon and all appurtenances thereto, in each case free and clear of all mortgages, liens, leases, assessments, easements, covenants, options, rights of refusal, restrictions, reservations, defects in title, encroachments and other encumbrances or claims of any other person or party, whether or not the same render the title to such Real Estate and Leased Property uninsurable or unmarketable, except for the items agreed to by Buyer and listed on Exhibit 4.12(2) attached hereto (the "Permitted Exceptions"). Sellers, as applicable, are in lawful possession of and have good, marketable and insurable leasehold title to all of the Real Estate and Leased Property that is leased to any of Sellers rather than owned by any of Sellers including, without limitation, the buildings, structures and improvements situated thereon and appurtenances thereto, in each case free and clear of all mortgages, liens, restrictions, and other encumbrances or claims of any other person or party except for the items agreed to by Buyer and listed on Exhibit 4.12(2) attached hereto as Permitted Exceptions. Additionally, Sellers and Owners, as applicable, have, and will at Closing have, the full right and authority to transfer and convey the Real Estate and Leased Property to Buyer as contemplated by the terms of this Agreement, and such transfer and conveyance, once effected as contemplated hereunder, will vest in Buyer good, marketable and insurable fee simple or leasehold title, as the case may be, and the lawful right to possess and use the Real Estate and Leased Property superior in right to all others.

     4.13 Leases and Contracts.

          (1) Exhibit 4.13 attached hereto sets forth a complete and accurate list of all contracts, agreements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to the Business, any Asset, any Leased Property, or any interest therein, to which either Sellers and Owners are a party or by which Sellers, the Assets or the Business is bound or affected, including, without limitation, service contracts, management agreements, equipment leases, office leases and ground or building leases pertaining to any part of the Real Estate (collectively, the "Leases and Contracts"). Sellers and Owners have delivered to Buyer accurate and complete copies of all Leases and Contracts and detailed descriptions of all oral Leases and Contracts. Except for the Assumed Liabilities, all Leases and Contracts and all other obligations and liabilities relating to the Assets, the Leased Property and the Business shall be retained by Sellers.

          (2) None of the Leases and Contracts have been modified, amended, assigned or transferred and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

          (3) No event or condition has happened or presently exists that constitutes a default or breach or, after notice or lapse of time or both, would constitute a default or breach by Sellers or Owners, or to the best of the Sellers' or Owners' knowledge, by any other party under any of the Leases and Contracts. There are no counterclaims or offsets under any of the Leases and Contracts.

          (4) There does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Leases and Contracts (except for those that result from or relate to leased Assets).

          (5) No purchase commitment by any of Sellers is in excess of such Seller's ordinary business requirements consistent with past practice.

          (6) Upon receipt of the Consents disclosed on Exhibit 4.3, Sellers' assignment to Buyer of those Leases and Contracts constituting part of the Assumed Liabilities will not default, alter or terminate any such Leases and Contracts and such assignment will confer and convey all of Sellers' rights thereunder to Buyer.

          (7) None of the Leases and Contracts shall be amended between the date hereof and Closing without the prior written consent of Buyer.

          (8) Except as specifically identified on Exhibit 4.13 attached hereto, none of the Leases and Contracts is: (a) a capitalized lease within the meaning of generally accepted accounting principles; (b) a lease with a remaining term of one (1) year or more from Closing and which cannot be canceled within thirty
(30) days at the option of Sellers without penalty; or (c) a lease containing an option to purchase.

     4.14 Environmental Matters.

          (1) Hazardous Substances. As used in this Section, the term "Hazardous Substances" means any hazardous or toxic substance, material or waste including, but not limited to, those substances, materials, and wastes defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or which are regulated under any other Environmental Law (as defined herein), or any hydrocarbons, petroleum, petroleum products, asbestos, polychlorinated biphenyls, formaldehyde, radioactive substances, flammables or explosives.

          (2) Compliance with Laws and Regulations. All operations or activities upon, or any use of occupancy of the Real Estate and the Leased Property, or any portion thereof, by any of Sellers any Affiliates of Sellers (the term "Affiliates" shall mean any person or entity controlling, controlled by or under common control with Sellers, and the term "control" shall mean the power, direct or indirect, to direct the management or policies of such person or entity), and any agent, contractor or employee of any agent or contractor of Sellers or its Affiliates (collectively, "Agents"), or any tenant or subtenant of any of Sellers of any part of the Real Estate and the Leased Property, have been in compliance with any and all laws, regulations, orders, codes, judicial decisions, decrees, licenses, permits and other applicable requirements of governmental authorities with respect to Hazardous Substances, pollution or protection of human health and safety (collectively, "Environmental Law") including, but not limited to, the release, emission, discharge, storage and removal of Hazardous Substances. Sellers, Affiliates and Agents have kept the Real Estate and Leased Property free of any lien imposed pursuant to Environmental Law. To the best knowledge of Sellers and Owners, all prior owners, operators and occupants of the Real Estate and Leased Property complied with Environmental Law. Except for uses and storage or presence of Hazardous Substances reasonably necessary or incidental to the customary operation of a business similar to the Business, as appropriate, which if required, was duly licensed or authorized by appropriate governmental authorities or otherwise permitted by Environmental Law, and which complies with Environmental Law:

          (a) Neither Sellers, Affiliates nor, to the best knowledge of Sellers and Owners, the Agents have allowed the use, generation, treatment, handling, manufacture, voluntary transmission or storage of any Hazardous Substances over, in or upon the Real Estate, nor, to the best knowledge of Sellers and Owners, has the Real Estate ever been used for any of the foregoing.

          (b) Neither Sellers, Affiliates nor, to the best knowledge of Sellers and Owners, the Agents have installed or permitted to be installed in or on the Real Estate friable asbestos or any substance containing asbestos in condition or amount deemed hazardous by Environmental Law respecting such material.

          (c) None of Sellers has at any time engaged in or permitted, nor to the best knowledge of Sellers and Owners, has any tenant of any of Sellers, Agent, Affiliate or any other occupant of the Real Estate, or any portion thereof, engaged in or permitted any dumping, discharge, disposal, spillage, or leakage (whether legal or illegal, accidental or intentional) of Hazardous Substances at, on, in or about the Real Estate or any portion thereof that would subject the Real Estate, any of Sellers, Owners or Buyer to clean-up obligations imposed by governmental authorities, except for clean-up obligations which have been completed in full compliance with all laws, rules and regulations.

          (d) Except for notices received as disclosed on Exhibit 4.14(2), which notices the Sellers have fully responded to and taken all remedial action required in compliance with all laws, rules and regulations, and except as disclosed in Exhibit 4.27,none of the Real Estate, nor any part thereof, nor any of Sellers, nor any present owner or operator of the Real Estate: (i) has either received or been issued a notice, demand, request for information, citation, summons or complaint regarding an alleged failure to comply with Environmental Law; or (ii) is subject to any existing, pending, or threatened investigation or inquiry by any governmental authority for failure to comply with, or any remedial obligations under Environmental Law, and there are no circumstances known to Sellers or Owners which could serve as a basis therefor. None of Sellers has assumed any liability of any third party for clean up under, or noncompliance with, Environmental Law.

          (e) Neither Seller, its Affiliates nor, to the best knowledge of Sellers and Owners, the Agents have transported or arranged for the transportation of any Hazardous Substances to any location which is listed or, to the best knowledge of Sellers and Owners, proposed for listing under Environmental Law, or is the subject of any enforcement action, investigation or other inquiry under Environmental Law.

     Sellers and Owners shall promptly notify Buyer in writing of any order, of which any of them is aware, receipt of any notice of violation or noncompliance with any Environmental Law, any threatened or pending action of which any of Sellers and owners is aware by any regulatory agency or governmental authority, or any claims made by any third party of which it is aware relating to Hazardous Substances on, emanations on or from, releases on or from, any of the Real Estate and the Leased Property which relate to the period prior to Closing; and shall promptly furnish Buyer with copies of any written correspondence, notices or legal pleadings and written summaries of any oral communications or notices in connection therewith. If, and only if, required by law or the failure to do so would impose liabilities on Buyer or the Assets, Buyer shall have the right, but shall not be obligated, to notify any governmental authority of any facts which may come to its attention with respect to Hazardous Substances on, released from or emanating from any part of the Real Estate or Leased Property. Buyer shall give Sellers prior or simultaneous notice of such notification.

          (3) Other Environmental Matters. Except as disclosed on Exhibit 4.14(3), there are no underground storage tanks on any portion of the Real Estate or the Leased Property and the Real Estate and the Leased Property is free of dangerous levels of naturally-emitted radon. To the best knowledge of Sellers and Owners, no portion of the Real Estate or the Leased Property has ever been used as a landfill. Each of Sellers has furnished to Buyer a copy of any environmental audit, study, report or other analysis on the Real Estate which such Sellers or its Affiliates obtained or were furnished.

     4.15 Miscellaneous Representations Relating to Real Estate.

          (1) No part of the Real Estate or the Leased Property is currently subject to condemnation proceedings and no condemnation or taking is threatened or contemplated. There are no public improvements which may result in special assessments against or otherwise affect the Real Estate or the Leased Property. None of the Real Estate or Leased Property are subject to any special assessments that are due and payable for periods prior to Closing which have been assessed to Sellers or Owners. There are no facts known to Sellers or Owners that would adversely affect the possession, use or occupancy of the Real Estate.

          (2) Set forth on Exhibit 4.15 attached hereto is a complete and accurate list of all appraisals, mechanical and structural studies or reports or assessments, engineering plans, architectural drawings, soil studies, surveys and other documents which have been prepared by or at the direction of Sellers or Owners relating to any of the Assets, true, complete and accurate copies of each of which have been delivered to Buyer.

          (3) All utilities serving the Real Estate and the Leased Property are adequate to operate the Real Estate and the Leased Property in the manner they are currently operated and all utility lines, pipes, hook-ups, wires and other utility facilities serving the Real Estate and the Leased Property are located within recorded easements for the benefit of the Real Estate and the Leased Property. There are no encroachments upon the Real Estate and no encroachment of any improvements located on the Real Estate or the Leased Property onto adjacent property. None of the improvements located on the Real Estate and the Leased Property violate any building or other set-back lines, whether front, side or rear, nor do they encroach on any easements located on the Real Estate or the Leased Property.

          (4) All potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Estate and the Leased Property and the facilities of the Business are installed and operating and are sufficient to enable the Real Estate and the Leased Property and the facilities of the Business to continue to be used and operated in the manner currently being used and operated, and any so-called tap-fees, hook-up fees, connection fees or other associated charges accrued have been fully paid.

          (5) None of Sellers has received any recommendation from any insurer to repair or replace any of the improvements or other facilities located on the Real Estate or the Leased Property with which Sellers have not complied.

     4.16 Litigation. There is no suit, claim, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or threatened (and to the best of Sellers' and Owners' knowledge, no fact or facts exist which could result in any such claim, action, proceeding or investigation) by or against any of Sellers, further to the best knowledge of Sellers and Owners, no event or condition of any character pertaining to any of Sellers, the Business, the Assets or the Leased Property, exists which could: (1) prevent the consummation of the transactions contemplated by this Agreement; (2) either individually or in the aggregate adversely affect Buyer's ownership or operation of the Business or the Assets; or (3) either individually or in the aggregate diminish the value of the Business or the Assets as a going concern. Neither Sellers nor Owners have received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to the Medicaid program, environmental protection, civil rights, public health and safety and occupational health). Except as set forth in
Exhibit 4.16 attached hereto (for which Sellers and Owners shall jointly and severally indemnify and hold harmless Buyer), there are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or threatened involving Sellers, Owners, any of the Assets or the Business, and Sellers and Owners know of no basis therefor.

     4.17 Sellers' Employees. Exhibit 4.17 attached hereto sets forth: (1) a complete list of all of Sellers' employees and rates of pay; (2) categorization of each such person as a full-time or part-time employee; (3) true and complete copies of any and all fringe benefits and personnel policies; and (4) a list of all ex-employees of each of Sellers utilizing or eligible to utilize COBRA (health insurance). For purposes of this Section, "part-time employee" means an employee who is employed for an average of fewer than twenty (20)



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



hours per week or who has been employed for fewer than six (6) of the twelve
(12) months preceding the date on which notice is required pursuant to the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. ss.2102 et seq. Except as provided in Exhibit 4.13, Sellers have no employment agreements with their employees and all such employees are employed on an "at will" basis. Sellers will terminate all of its employees at Closing (Buyer intends to offer employment to substantially all of such employees immediately after Closing) and each of Sellers and Owners agree, jointly and severally, to indemnify and hold Buyer harmless from and against any and all claims of Sellers' employees relating to their employment through Closing and such termination, whenever made. Other than the Assumed Liabilities, the parties expressly agree that each of Sellers shall retain responsibility for and fully and timely pay all salaries and wages, related payroll taxes and all sick leave, holiday, vacation benefits, retirement and other fringe benefits that have accrued to its employees through Closing. Each of Sellers shall use its best efforts to retain its employees in their current positions up to Closing.

     4.18 Labor Relations. No Seller is a party to any labor contract, collective bargaining agreement, contract, letter of understanding, or any other arrangement, formal or informal, with any labor union or organization which obligates any of Sellers to compensate its employees at prevailing rates or union scale, nor are any of its employees represented by any labor union or organization. There is no pending or threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between Sellers and any present or former employee(s) of Sellers. There is no pending or threatened suit, action, investigation or claim between any of Sellers and any present or former employee(s) of Sellers. There has not been any labor union organizing activity at any location of any of Sellers, or elsewhere, with respect to Sellers' employees within the last three (3) years.

     4.19 Insurance. Each of Sellers has in effect and has continuously maintained insurance coverage for its operations, personnel and assets, and for the Assets, the Leased Properties and the Business. A complete and accurate list of all such insurance policies is set forth on Exhibit 4.19 attached hereto. True and complete copies of such policies have previously been provided to Buyer. Exhibit 4.19 also sets forth a summary of each of Sellers' current insurance coverage (listing type, carrier and limits), and includes a list of any pending insurance claims relating to Sellers. Sellers and Owners agree, jointly and severally, to indemnify and hold harmless Buyer from and against such pending insurance claims. None of Sellers is in default or breach with respect to any provision of any such insurance policies nor have Sellers failed to give any notice or to present any claim thereunder in due and timely fashion. Such insurance is adequate to cover all business risks normally insured against by owners and operators of healthcare facilities. Sellers will continue to maintain all insurance policies and coverage amounts in full force and effect through Closing.

     4.20 Broker's or Finder's Fee. Neither Sellers nor Owners have employed or are liable for the payment of any fee to any finder, broker, consultant or similar person in connection with the transactions contemplated by this Agreement, except as identified in Exhibit 4.20, which Sellers and Owners are listing for the purpose of identification, and not by way of admission of liability of any kind or nature. If it is determined that Sellers or Owners ultimately owe any finders, brokers or consultant fee to any party identified on



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



Exhibit 4.20 (or any other party) Sellers and Owners will indemnify, protect, defend and hold the Buyer harmless.

     4.21 Conflicts of Interest. Except as disclosed in Exhibit 4.21, none of the following is either a supplier of goods or services to any of Sellers, or directly or indirectly controls or is a director, officer, employee or agent of any corporation, firm, association, partnership, limited liability company or other business entity that is a supplier of goods or services to Sellers: (1) Owners; (2) any director or officer of Sellers; or (3) any entity under common control with Sellers or controlled by or related to Owners.

     4.22 Experimental Procedures. No Seller has performed or permitted the performance of any experimental or research procedures or studies involving residents of the Business.

     4.23 Intellectual Property. All trademarks, service marks, trade names, patents, inventions, processes, copyrights and applications therefor, whether registered or at common law (collectively, the "Intellectual Property"), used in or related to the Business are listed and described on Exhibit 4.23 attached hereto. No proceedings have been instituted or are pending or threatened which challenge the validity of the ownership by Sellers of any such Intellectual Property. None of Sellers has licensed anyone to use any such Intellectual Property and neither Sellers nor Owners have any knowledge of the use or the infringement of any of such Intellectual Property by any other person. Each such Sellers owns or possesses adequate and enforceable licenses or other rights to use all Intellectual Property now used in the conduct of the Business. No present or former employee of Sellers and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property. Sellers do not have any obligation to compensate any person, organization or entity for use of any of the Intellectual Property.

     4.24 Inventories. The Inventory is, and at Closing will be, of a quality and quantity presently used by Sellers in the ordinary course of their businesses consistent with past practice. The Inventory is, and at Closing will be, properly valued at the lower of cost or market value on a first-in/first-out basis in accordance with generally accepted accounting principles consistently applied. Since the date of the Financial Statements, Sellers have not decreased or substituted items of Inventory other than in the ordinary course of its business consistent with past practice.

     4.25 Employee Benefit Plans.

         (1) Welfare Benefit Plans. Exhibit 4.25(1) attached hereto contains a true, accurate and complete list of each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA")) maintained by Sellers or to which any of Sellers contribute or are required to contribute (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans"). Complete and accurate copies of all Welfare Benefit Plans have previously been provided to Buyer.

          (2) Pension Benefit Plans. Exhibit 4.25(2) attached hereto contains a true and complete list of each "employee pension benefit plan" (as defined in Section 3(2) of

ERISA) maintained by Sellers, to which any of Sellers contributes or are required to contribute, or which covered any employee of any of Sellers during the period of their employment with any predecessor of any of Sellers, including any multi-employer pension plan as defined under Section 414(f) of the Code (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans"). Complete and accurate copies of all Pension Benefit Plans have previously been provided to Buyer.

          (3) Liabilities. Unfunded liabilities under any Welfare Benefits Plans or Pension Benefit Plans are described on Exhibit 4.25(3) attached hereto. Buyer shall not be liable or responsible for any debt, obligation, responsibility or liability of any of Sellers under any such plans. Each of Sellers shall be liable under its Welfare Benefit Plans and Pension Benefit Plans for all claims due and unpaid at Closing and for all claims incurred before Closing, whether or not paid or presented before Closing and Sellers and Owners shall jointly and severally indemnify and hold Buyer harmless therefrom.

          (4) Termination of Participation. Upon Closing, Sellers shall each cease to be a participating employer under all Pension Benefit Plans and Welfare Benefit Plans maintained by Sellers, and any such action by Sellers shall in no way diminish its obligations to Buyer.

          (5) COBRA Coverage. Each of Sellers has provided or caused to be provided notice of the availability of continuation coverage within the meaning of Section 4980B of the Code ("COBRA coverage") for all of its present and former employees and their dependents entitled to such notice because of a qualifying event occurring before Closing, and for providing COBRA coverage as required by law for all such employees, or their dependents, who elect or have elected such coverage. All COBRA coverage has been and will through Closing be fully insured.

     4.26 Compliance with Healthcare Laws and Other Laws. Neither Sellers nor Owners have made any kickback, bribe or payment to any person or entity, directly or indirectly, for referring, recommending or arranging business or residents with, to or for any of Sellers. To the best knowledge of Sellers or Owners, the Business does not violate any statute, law, rule, ordinance or regulation which would prohibit a corporation from conducting the business or practice of operating assisted living centers and providing related services and/or prohibits the receipt by a company of fees (or portions thereof) generated by employees or agents who are licensed physicians or other health care professionals. None of the Leases and Contracts and no activity of any of Sellers violates Section 1877 of the Social Security Act or any similar provision of applicable state law. None of the Leases and Contracts and no activity of Sellers violates provisions of applicable state law relating to the corporate practice of medicine. Each of Sellers is in compliance (without obtaining waivers, variances or extensions) with all federal, state and local laws, rules and regulations which relate to the operations of the Business. No bulk sales or similar statute applies to the transactions contemplated under this Agreement. All healthcare cost reports, tax and other returns, reports, plans, claims and filings of any nature required to be filed by any of Sellers with any federal, state or local governmental authorities and any third party payors have been properly completed and timely filed in compliance with all applicable requirements and each return, report, plan and filling contains no untrue or misleading statements and does not omit anything which would cause it to be misleading or inaccurate. Sellers shall retain and be responsible for any liability incurred in connection with any such return, report, plan and filing.

     4.27 Condition of Assets. Except as specifically provided in this Section 4.27, the Assets are being sold or leased "AS IS WHERE IS." Except as set forth on Exhibit 4.27, to the best of Sellers' and Owners' knowledge, all material components of all of the Assets (a) are free from major structural, (including electrical and mechanical) defects, and (b) are in working order sufficient for purposes of Sellers' operation of the Business. Except as disclosed on Exhibit
4.27 hereto, Sellers and Owners have no knowledge of any physical condition of the Real Estate and Improvements which Sellers or Owners are aware could have a material adverse effect on Buyer or Buyer's operation of the Business. Exhibit
4.27 describes the location of all underground tanks on the Real Estate. To the best of Sellers' and Owners' knowledge, except as disclosed on Exhibit 4.27, which items Sellers or Owners shall bring into compliance in all material respects at Sellers' sole cost, all potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Estate are installed and operating and are sufficient currently to enable the Real Estate to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges accrued to date have been fully paid. From and after the date of this Agreement until Closing, Sellers and any party in possession of all or any part of the Assets will use best efforts to maintain and keep the Assets in a sanitary, well-maintained condition and in as good order and repair as found on April 17, 1997. Sellers have received no written recommendation from any insurer to repair or replace any of the Assets with which Sellers have not complied.

     4.28 WARN Act. Within the period ninety (90) days prior to Closing, none of Sellers have temporarily or permanently closed or shut down any single site of employment or any facility or any operating unit, department or service within a single site of employment, as such terms are used in WARN.

     4.29 Tax Returns; Taxes. Each of Sellers has filed all federal, state and local tax returns and tax reports required by such authorities to be filed. Each of Sellers has paid all taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due (including, without limitation, taxes on properties, income, franchises, licenses, sales and payrolls) by any federal, state or local authority. There is no pending tax examination or audit of, nor any action, suit, investigation or claim asserted or, to the best knowledge of Sellers and Owners threatened against any of Sellers by any federal, state or local authority. None of Sellers have been granted any extension of the limitation period applicable to any tax claims. All tax returns are (and with respect to the final returns will be) at the time of filing complete and accurate and in accordance with the tax laws applicable thereto and disclose all taxes required to be paid for the periods covered thereby. No extensions of time in which to file any such return, report or declaration is in effect. All taxes shown to be due on such returns, reports and declarations and any deficiencies, assessments, penalties and interest have been paid or will be paid on their due dates. None of Sellers have committed any violation of any federal, state or local tax laws. Proper amounts have been collected or withheld by each of Sellers for all income, franchise, property, sales, employment or other taxes payable or anticipated to be payable and for the payment of all other taxes (including without limitation all employment, sales or use taxes). Proper amounts have been withheld or collected from each payment made or to be made to each employee of Sellers for all taxes required to be withheld therefrom. None of Seller are required by law to notify any federal, state or local taxing authority or any creditor or other person or entity of the intended sale of the Assets to Buyer.

     4.30 Bankruptcy. None of Sellers are involved in any proceedings in any court under any bankruptcy law or any other insolvency or debtors' relief law, whether federal or state, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of Sellers or any of Sellers' property.

     4.31 Resident Agreements. There are no resident care agreements with residents of the Business or with any other persons or organizations that deviate from the standard form customarily used by Sellers. Except as specifically summarized and set forth on Exhibit 4.31 attached hereto, none of Sellers have agreements with any payors, residents or prospective residents which obligate or would obligate Sellers to provide services at rates below Sellers' current and standard rates for similar services for terms longer than one (1) month.

     4.32 Resident Trust Funds. All resident trust funds held for the benefit of residents of the Business are in balance and will be in balance at Closing. Any deficiencies in resident trust funds revealed by audits of Buyer or state agencies relating to operations of the Business prior to Closing shall be paid or refunded by Sellers and Owners.

     4.33 Prepayments and Deposits. The prepayments of room charges and resident security deposits received by Sellers are listed on Exhibit 4.33 attached hereto. Exhibit 4.33 will be updated to Closing by Sellers for purposes of crediting such prepayments and deposits to Buyer's account.

     4.34 Occupancy Rate. For the twelve (12) months ending June 30, 1997, the average occupancy at the Business, the number of patients for which Sellers received Medicaid funds, the average rate per diem for such Medicaid supported patients, the number of private pay patients and the average rate per diem for such private patients are set forth on Exhibit 4.34 attached hereto. Sellers shall use their best efforts to maintain occupancy rates at the same levels through Closing.

     4.35 No Omissions or Misstatements. To the best knowledge of Sellers or Owners, there is no fact material to the Assets, the Leased Property, liabilities or the Business which has not been set forth or described in this Agreement or in the Exhibits hereto and that is material to the conduct, operations or financial condition of Sellers, the Business, the Leased Property or the Assets. None of the information included in this Agreement and Exhibits hereto, or other documents furnished or to be furnished by Owners or Sellers, or any of their representatives, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading in light of the circumstances in which they were made. Copies of all documents referred to in any Exhibit hereto have been delivered or made available to Buyer and constitute true, correct and complete copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder. The representations and warranties of Sellers and Owners in this Agreement or in any document delivered pursuant to this Agreement shall not be affected or deemed waived by reason of the fact that Buyer knew or should have known that any representation or warranty is or might be inaccurate in any respect.


               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Sellers and Owners to enter into this Agreement and to consummate the transactions contemplated herein, Buyer hereby represents and warrants to Sellers and Owners which representations and warranties shall be true and correct on the date hereof and on the date of Closing, as follows:

     5.1 Organization, Qualification and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Buyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer has been duly authorized by all necessary corporate action on the part of Buyer. No other action on the part of Buyer or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement, and all other agreements and documents executed in connection herewith by Buyer, upon due execution and delivery thereof, shall constitute the valid binding obligations of Buyer, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

     5.2 Absence of Default. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets (except in the ordinary course pursuant to Buyer's existing credit agreements) under:(1) any term or provision of the Charter or Bylaws of Buyer; (2) any contract, lease, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Buyer is a party or by which Buyer is bound; (3) any judgment, decree, order, regulation or rule of any court or regulatory authority; or (4) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Buyer is subject.

     5.3 Broker's or Finder's Fee. Except for The Health Care Advisory Group (Mark S. Nichol), Buyer has not engaged a broker in connection with the transactions contemplated by this Agreement.




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




                        ARTICLE VI. COVENANTS OF PARTIES

     6.1 Preservation of Business and Assets. From the date hereof through Closing, each of Sellers and Owners shall use their best efforts and shall do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the operation of the Business or the Leased Property and Assets as a going concern consistent with prior practice and not other than in the ordinary course of business and to preserve, protect and maintain for Buyer the good will of the medical staff, suppliers, employees, clientele, residents and others having business relations with Sellers or the Business. Each of Sellers and Owners shall use their best efforts to obtain all documents called for by this Agreement. Buyer, Sellers and Owners shall use their best efforts to facilitate the consummation of the transactions contemplated under this Agreement. Until termination of this Agreement, except in the ordinary course of business, Sellers and Owners agree that they will not sell or transfer, or negotiate the sale or transfer of, either the Assets or the Leased Property. From the date hereof until Closing, other than in the ordinary course of business consistent with past practice, Sellers will not sell, discard or dispose of any of the Assets or the Leased Property. Except as set forth in
Exhibit 6.1, none of the Leases and Contracts shall be amended between the date hereof and Closing without the prior written consent of Buyer. From the date hereof through Closing, Sellers and any party in possession of all or any part of the Real Estate or Leased Property will not perform any material grading or excavation, construction or removal of any improvement, or make any material other change or improvement upon or about the Real Estate or Leased Property, except with respect to ongoing projects in the ordinary course of business. From the date hereof through Closing, Sellers and any party in possession of all or any part of the Assets will maintain and keep the Assets in a sanitary, well-maintained condition and in good order and repair, ordinary wear and tear excepted.

     6.2 Absence of Material Change. From the date hereof through Closing, neither Sellers nor Owners shall make any change in the Business or and in the utilization of the Assets or Leased Property and, except as set forth on Exhibit 6.1, shall not enter jointly or separately into any other material contract or commitment or any other transaction with respect to the Business or the Assets without the prior written consent of Buyer which consent will not be unreasonably withheld.

     6.3 Access to Books and Records.

          (1) From the date hereof through Closing, Sellers and Owners shall give to Buyer and to Buyers' counsel, accountants and other representatives full access to all of Sellers' and Owners' offices, properties, books, contracts, commitments, records and affairs relating to the Assets and related to the Business, so that Buyer may inspect and audit them and shall furnish to Buyer a copy of all documents and information concerning the properties and affairs of Sellers, the Business or the Assets as Buyer may reasonably request. If any such books, records and materials are in the custody of third parties, Sellers shall direct such third parties to promptly provide them to Buyer. Copies of documents furnished to Buyer by Sellers will be returned by Buyer upon request if the transaction is not consummated. Sellers shall provide Buyer promptly with interim financial statements of Sellers and any other management reports, as and when they are available.

          (2) Following Closing, Buyer shall permit Sellers' representatives (including, without limitation, its counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of, all books and records of the Business which relate to transactions or events occurring through Closing. Buyer's reasonable out-of-pocket costs associated with the delivery of the requested documents shall be paid by Sellers.

          (3) Sellers and Owners shall make the books and records of each of Sellers available to Buyer (and, without limitation, to Buyer's auditors and other agents) and shall otherwise cooperate with Buyer in order to permit Buyer to conduct an audit of Sellers' financial statements for any period prior to Closing not already audited. Sellers agree to cooperate with Buyer in Buyer's preparation of financial statements relating to such periods and Buyer's filing in a timely manner of registration statements, private placement memoranda and periodic reports, if any, pursuant to any applicable federal or state securities law.

     6.4 Risk of Loss. In the event there is any damage to or loss of any of the Assets (whether by fire, theft, vandalism, terrorism, act of God or other cause or casualty, damage or loss) between the date hereof and Closing, the Purchase Price shall be reduced by the amount necessary to repair the damage, which reduction shall be offset by any amounts paid by Sellers' insurance companies and assigned to Buyer; provided, however, that in the event of a casualty that in Buyer's judgment materially adversely affects the Business or the Assets, Buyer, in its sole discretion, may elect to terminate this Agreement with respect to the damaged property only with a reduction in the Purchase Price determined as follows. The reduction in Purchase Price shall be determined, based on seven times the earnings before interest, taxes, depreciation and amortization ("EBITDA") of such portion of the Business or Assets. In the event that more than 25% of the Business or the Assets are materially damaged, Buyer, in its sole discretion, may elect to terminate this Agreement without obligation or penalty.

     6.5 Condemnation. From the date hereof through Closing, in the event that any portion of the Assets become subject to or are threatened with any condemnation or eminent domain proceedings, then Buyer, in its sole discretion, may elect to terminate this Agreement with respect only to that portion of the Assets that are condemned or threatened to be condemned with a reduction in the Purchase Price determined as provided in Section 6.4. In the event that more than 25% of the Business or the Assets are condemned or threatened to be condemned, Buyer, in its sole discretion, may elect to terminate this Agreement without obligation or penalty.

     6.6 Preserve Accuracy of Representations and Warranties. Each of Sellers, Owners and Buyer shall refrain from taking any action which would render any representation and warranty contained in Article IV or Article V hereof, respectively, untrue, inaccurate or misleading as of Closing. Sellers will promptly notify Buyer of any lawsuit, claim, administrative action or other proceeding asserted or commenced against any of Sellers, their directors, officers, partners or Owners that may involve or relate in any way to Sellers, the Assets, the Leased Property, Owners or the operation of the Business. Sellers, Owners and Buyer each shall promptly notify one another of any facts or circumstances that come to either's attention and that cause, or through the passage of time or the giving of notice or either, may cause any of Sellers', Owners' or Buyer's representations and warranties, respectively, to be untrue or misleading at any time from the date hereof through Closing.

     6.7 Maintain Books and Accounting Practices. From the date hereof through Closing, Sellers shall maintain its books of account in the usual, regular and ordinary manner on a basis consistent with prior years and shall make no change in its accounting methods or practices.

     6.8 Indebtedness; Liens. Other than in the ordinary course of Sellers' business consistent with past practice, from the date hereof through Closing, with respect to the Assets, including the Business and operations conducted with the Assets, none of Sellers shall create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money, nor make any loan or advance to, or any investment in, any person or entity, nor create any lien, security interest, mortgage, right or other encumbrance in any of the Assets, without Buyer's prior written approval.

     6.9 Compliance with Laws and Regulatory Consents. From the date hereof through Closing: (1) Sellers shall comply with all applicable statutes, laws, ordinances and regulations; (2) Sellers shall keep, hold and maintain all certificates, certificates of need, certificates of exemption, accreditations, participations, licenses, and other permits necessary for the Business and operation of the Assets and the Leased Property; (3) Sellers and Owners shall use their best efforts and shall cooperate fully with Buyer to obtain all consents, approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the transactions contemplated by this Agreement, including, but not limited to any filings required under and in connection with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"); and (4) Sellers and Owners shall make and cause to be made all filings and give and cause to be given all notices which may be necessary or desirable under all applicable laws and under applicable contracts, agreements and commitments in order to consummate the transactions contemplated by this Agreement. Buyer agrees that Buyer will pay all filing fees required in connection with any filings under the HSR Act.

     6.10 Maintain Insurance Coverage. From the date hereof through Closing, Sellers shall maintain and cause to be maintained in full force and effect the existing insurance on the Assets, the Leased Property and the operations of the Business and shall provide at Closing evidence satisfactory to Buyer that such insurance continues to be in effect and that all premiums due have been paid.

     6.11 Medicaid Reporting. Through Closing, Sellers shall timely file or cause to be filed all reports of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including, but not limited to, Medicaid and state cost reports. Sellers have paid or will pay all liabilities for contractual adjustments, discounts, refunds and other offsets in connection with the filing of such reports for all periods prior to Closing.

     6.12 Current Return Filing. Sellers shall be responsible for: (1) the preparation and filing of the federal, state and local income tax and gross receipts, use tax and other tax returns for all the tax periods of Sellers ending on or before Closing; and (2) the payment of all such taxes when due. Sellers shall prepare and timely file all federal, state and/or local income and other tax returns and shall pay such taxes when due.

     6.13 Performance. Sellers, Owners and Buyer shall take all appropriate steps to satisfy their respective obligations, and the conditions to Closing, including without limitation the obtaining of necessary contracts and application for necessary licenses and permits.

     6.14 WARN Act. Prior to Closing, Sellers will not temporarily or permanently close or shut down any "single" site of "employment" or any "facility" or any "operating unit," department or service within a single site of employment, as such terms are used in the WARN Act.

     6.15 No Sale, Merger or Consolidation. From the date hereof through Closing, (a) Owners shall not sell, pledge or transfer any of their capital stock and/or partnership interest in Sellers, and Sellers shall not sell all or substantially all of their assets, or merge or consolidate with any other entity; (b) neither Sellers nor Owners shall solicit any inquiries, proposals or offers relating to any such transactions; and (c) Owners shall promptly notify Buyer orally, and confirm in writing, of all relevant details relating to inquiries, proposals or offers which either may receive, relating to any of the matters referred to in this Section.

     6.16 Title to Real Estate and Leased Property. Sellers shall deliver to Buyer good and marketable fee simple title or leasehold title to each tract of Real Estate and the Leased Property as applicable, free from all liens, restrictions, encumbrances, easements and exceptions to title whatsoever, except the Permitted Exceptions.

     6.17 Title Evidence; Defects and Cure. Within ten (10) days of the date of this Agreement, Sellers shall provide Buyer with complete and accurate copies of all prior title insurance policies, title reports or examinations and surveys or plats (whether boundary or as-built) relating to the Real Estate or the Leased Property, or any part thereof, issued to or made or prepared by, for, or on behalf of Sellers or Owners, or any of them, together with (A) a copy of each deed evidencing Sellers' title to each tract of Real Estate and the Leased Property, as recorded or filed in the appropriate office for the filing of real estate records in the county in which each tract of Real Estate and Leased Property is located and (B) if available and in the possession of Sellers or Owners, copies of all recorded documents or instruments shown on any title insurance policy, title examination or report, survey or plat as affecting the title of the Real Estate or Leased Property ("Sellers' Title Evidence"). Buyer may, at its sole cost and expense, obtain a current commitment for an owner's or leasehold, as applicable, policy of title insurance issued by a nationally recognized title insurance company acceptable to Buyer (the "Title Company") for each tract of Real Estate and Leased Property, as applicable (the "Title Commitments") and a current as-built ALTA/ASCM survey prepared and certified by a registered professional land surveyor in form acceptable to Buyer (the "Surveys") for each tract of Real Estate and the Leased Property, as applicable (such Title Commitments and Surveys, together with the Sellers' Title Evidence, collectively herein referred to as the "Title Evidence"). Buyer shall notify Sellers before Closing and as soon as reasonably possible of any liens, claims, encroachments, exceptions or defects disclosed in the Title Evidence which either: (1) do not constitute Permitted Exceptions, or (2) even if they constitute Permitted Exceptions, such matter adversely impacts any of the Assets or the financeability thereof in the reasonable opinion of Buyer (collectively, "Defects"). Sellers, at their sole cost and expense, may elect to not cure the objection and shall give written notice to Buyer of their decision whereupon Buyer may waive such objection and close or may terminate this Agreement. If Sellers fail to timely give such notice, Sellers shall be deemed to have elected not to cure the objection, whereupon Buyer may either waive such objection and close, or may terminate this Agreement. Upon termination of this Agreement by Buyer under the terms of this Section 6.17, no party to this Agreement shall have any further claims under this Agreement against any other party.

     6.18 Environmental Inspection. Within ten (10) days of the date of this Agreement, Sellers shall provide Buyer with complete and accurate copies of all prior environmental reports relating to the Real Estate or the Leased Property, or any part thereof, issued to or made or prepared by, for, or on behalf of Sellers or Owners ("Sellers' Environmental Reports"). Buyer may, at its sole cost and expense, obtain a current environmental reports issued by an engineer duly licensed in the State of North Carolina or other recognized environmental testing company, acceptable to Buyer (collectively with the Sellers' Environmental Reports, the "Environmental Reports") showing no presence of any toxic or hazardous waste or substance in, on or around the Real Estate, or any part thereof, or being discharged, leaked or released from or onto the Real Estate, or any part thereof and that no part of the Real Estate constitutes or contains wetlands. Buyer shall notify Sellers before Closing in writing of any objections with respect to any matters shown by the Environmental Reports. Sellers may take such action (at their expense) which will result in the removal or cure, in a manner acceptable to Buyer, of such objections with respect to the Real Estate. Buyer's failure to deliver notice of any objections to the matters shown by the Environmental Reports shall be deemed to establish Buyer's satisfaction with the Environmental Reports, except for matters shown by the Environmental Reports which are to be satisfied under other provisions of this Agreement. If Sellers have not corrected to Buyer's satisfaction the objections to the Environmental Reports within a reasonable time, Buyer may: (1) waive its objections and consummate the within transaction with a reduction in the Purchase Price reasonably determined by Sellers and Buyer; or (2) terminate this Agreement with respect to environmentally damaged property only with a reduction in the Purchase Price determined as provided in Section 6.4. In the event more than 25% of the Business or the Assets are environmentally damaged, Buyer, in its sole discretion, may terminate this Agreement by written notice to Sellers, without obligation or penalty.

     6.19 Sellers' Employees. Buyer agrees to offer employment to all persons who were active employees of Seller as of Closing as set forth in Exhibit 4.17. In addition, Buyer agrees to offer employment to those individuals listed on
Exhibit 6.19 in their current positions and at their current salaries.


                              ARTICLE VII. CLOSING

     7.1 Closing. If all of the conditions to Closing set forth in Articles VIII and IX hereof are satisfied, then the Closing shall occur on or by September 30, 1997, or at such time or place as the parties may mutually agree (the "Closing"). Upon consummation, the Closing shall be deemed to be effective, and the transfer of the Assets shall be deemed to have occurred, as of 11:59 p.m. local time on the date of Closing. On the day of Closing, Buyer shall make available to Sellers (pursuant to wire instructions given to Buyer by Sellers) funds in an amount equal to the adjusted cash portion of the Purchase Price, as determined pursuant to applicable provisions of this Agreement. Notwithstanding any statement contained herein seemingly to the contrary, Buyer shall not be liable for any obligations or liabilities of Sellers and Owners other than the Assumed Liabilities.

     7.2 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the parties hereunder may be terminated at or prior to Closing as follows:

          (1) By Sellers: (a) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Buyer or Sellers; or (b) in the event Buyer breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by Buyer under the terms of this Agreement and such breach, violation or failure is not cured prior to Closing or waived by Sellers at or prior to Closing.

          (2) By Buyer:(a) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Buyer or Sellers; (b) pursuant to
Section 6.4, 6.5, 6.17 or 6.18; or (c) in the event Sellers or Owners breach or violate any material provision of this Agreement or fail to perform any material covenant or agreement to be performed by either under the terms of this Agreement and such breach, violation or failure is not cured prior to Closing or waived by Buyer at or prior to Closing.

          (3) By Buyer or Sellers if Closing hereunder shall not have taken place by September 30, 1997, or by such later date as shall be agreed upon by an appropriate amendment to this Agreement if the parties agree in writing to an extension, provided that a party shall not have the right to terminate under this Section 7.2(3) if the conditions precedent to such party's obligation to close have been fully satisfied and such party has failed or refused to close after being requested in writing to close by the other party.


                       ARTICLE VIII. SELLERS' AND OWNERS'
                               CONDITIONS TO CLOSE

     The obligations of Sellers and Owners under this Agreement are subject to the satisfaction on or prior to Closing, of the following conditions (which may be waived in writing by Sellers and Owners in whole or in part):

     8.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Buyer contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered by Buyer to Sellers pursuant hereto shall be deemed to have been made again at Closing and shall then be true in all respects; and Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

     8.2 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted to restrain or prohibit the transaction herein contemplated, and no governmental agency or body or other entity shall have taken any other action as a result of which to proceed with the transactions hereunder will constitute a violation of law. The waiting periods specified under the HSR Act with respect to the transactions contemplated by this Agreement shall have lapsed or been terminated.

     8.3 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of: (1) making the transactions contemplated by this Agreement illegal; or (2) otherwise preventing consummation of such transactions. There shall have been no United States federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that results in any of the consequences referred to in this Section.


                     ARTICLE IX. BUYER'S CONDITIONS TO CLOSE

     The obligations of Buyer under this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived in writing by Buyer in whole or in part):

     9.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Sellers and Owners contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered to Buyer in connection herewith, shall be deemed to have been made again at Closing and shall then be true in all respects; and Sellers and Owners shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing.

     9.2 No Loss, Damage or Destruction. In the event there is any damage to or loss of any of the Assets or the Leased Property (whether by fire, theft, vandalism or other cause or casualty), the terms of Sections 6.4 and 6.5 shall have been complied with to the satisfaction of Buyer.

     9.3 No Adverse Material Change. There shall have been no material adverse change in the condition, financial or otherwise, of Sellers, the Leased Property or the Assets. There shall not be any claims, litigation or governmental proceedings pending or threatened against Sellers or their directors, officers, Owners, trustees, members or affiliates which would adversely affect the Assets or the consummation of the transactions contemplated hereby at Closing.

     9.4 Regulatory Approvals. Buyer shall have obtained: (1) certification for participation in the Medicaid Programs in the states where the Business is conducted; and (2) all other consents, licenses, permits, approvals, provider contracts, or determinations including, without limitation, the Consents listed on Exhibit 4.3, necessary to acquire and operate the Assets and Business as contemplated hereunder.

         9.5 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted to restrain or prohibit the transaction herein contemplated, and no governmental agency or body or other entity shall have taken any other action as a result of which to proceed with the transactions hereunder constitute a violation of law. The waiting periods specified under the HSR Act with respect to the transaction contemplated by this Agreement shall have lapsed or been terminated.

         9.6 Inspection of Assets; UCC Searches, etc. Buyer and its representatives shall have had and continue to have reasonable rights of inspection of the Assets in connection with Buyer's due diligence review, and the results of Buyer's inspection and due diligence review shall be acceptable to Buyer in its sole discretion. Buyer shall have obtained UCC financing statements and title searches, local and central, including fixtures, and federal and state pending litigation, tax lien and judgment searches, with respect to Sellers, including all "DBA's," tradenames and fictitious names of Sellers, dated no more than ten (10) days prior to Closing, with results satisfactory to Buyer, at the expense of Sellers.

         9.7 Environmental Reports. Buyer shall have received the Sellers' Environmental Report and shall have obtained satisfactory Environmental Reports as provided in Section 6.18.

         9.8 Title Evidence; Title Policy. Buyers shall have received the Sellers' Title Evidence and shall have obtained the Title Commitments and Surveys as provided by Section 6.17 and the Title Company shall have committed and be prepared to issue and deliver to Buyer at Closing an owner's (or leasehold) policy of title insurance in the current ALTA standard form owner's (or leasehold) policy insuring good and marketable fee simple title or leasehold title, as applicable, in Buyer as to each tract of Real Estate and the Leased Property in the amount of the Purchase Price or value of the leasehold estate, as applicable, allocated thereto, free from all liens, restrictions, encumbrances, easements and other exceptions to title whatsoever except for the Permitted Exceptions, with all standard and general exceptions deleted and containing such endorsements and other coverages as Buyer may reasonably require (the "Title Policy"). If applicable, the Title Company shall have committed and be prepared to issue and deliver at Closing a mortgage title insurance policy in favor of Buyer's lender, if any, at simultaneous issue rates.

         9.9 Leases. Buyer and the appropriate Sellers and/or affiliates of Sellers shall have entered into lease agreements related to the Leased Property in form and substance as set forth in collective Exhibit 9.9 which leases shall provide for an annual rent based on the following: (i) for adult care facilities, $275 per licensed bed and apartment per month and (ii) for the office lease, $5,000 per month. All of the Leases shall include an adjustment to rent beginning the fourth year for increases in the Cost of Living Consumer Price Index, not to exceed 3% per year.

         9.10 Consulting Agreement. Buyer and Steve Pierce shall have entered into a consulting agreement in form and substance as set forth in Exhibit 9.10.

         9.11 Management Agreement. Buyer shall have entered into a management agreement with Guy Pierce in form and substance as set forth in Exhibit 9.11.

         9.12 Sublease Agreements. Buyer and the appropriate Sellers and/or affiliate of Sellers shall have entered into sublease agreements related to the real estate listed on Exhibit 9.12(a) in form and substance as set forth in collective Exhibit 9.12(b).


                  ARTICLE X. OBLIGATIONS OF SELLERS AND OWNERS
                                   AT CLOSING

         At Closing, Sellers and Owners shall deliver or cause to be delivered to Buyer the following in form and substance reasonably satisfactory to Buyer:

         10.1 Documents Relating to Title. Sellers and Owners shall execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to
Buyer:

              (1) General warranty deeds from Sellers and Owners in form satisfactory to Buyer and the title insurer, with costs for all recording, stamp tax, deed tax or other transfer fees paid by Sellers, and conveying to Buyer good, valid and marketable title in fee simple to the owned Real Estate free and clear of all liens, mortgages, pledges, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal, restrictions, special tax or governmental assessments, defects in title, encroachments and other exceptions to title, except for Permitted Exceptions.

              (2) A Bill of Sale and Assignment Agreement, in form and substance satisfactory to Buyer, warranting and conveying to Buyer good, valid and marketable title to all Assets, free and clear of all liens, mortgages, pledges, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal restrictions, special tax or governmental assessments, defects in title, encroachments and other burdens, except for those expressly acceptable to Buyer.

              (3) An effective and enforceable assignment to Buyer of each Lease and Contract which Buyer has agreed to assume.

         10.2 Possession. Sellers shall deliver to Buyer full possession and control of the Business and Assets, free and clear of all liens, mortgages, pledges, security interests, restrictions, encumbrances and burdens of any kind whatsoever, including, without limitation, limitations on use and rights of reclamation by donees.

         10.3 Opinion of Counsel. Sellers and Owners shall deliver to Buyer the favorable opinion of counsel for Sellers and Owners dated as of Closing, in the form attached hereto as Exhibit 10.3.

         10.4 Corporate Good Standing and Corporate Resolutions. Sellers shall deliver to Buyer certified copies of the resolutions of the Board of Directors and/or Owners of Sellers authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by them, including all deeds, bills of sale and other instruments required hereunder, by officers of Sellers to be validly adopted and in full force and effect and unamended as of Closing.

         10.5 Closing Certificate. Sellers and Owners shall deliver to Buyer certificates of officers of Sellers and of Owners, dated as of Closing, certifying that: (1) each covenant and obligation of Sellers and Owners has been complied with by Sellers and Owners; and (2) each representation and warranty of Sellers and Owners is true and correct at Closing as if made on and as of Closing.

         10.6 Third Party Consents. Sellers shall deliver to Buyer, all consents, estoppels, approvals and authorizations of third parties necessary for the legal and proper execution, delivery and consummation of this Agreement, and the transactions contemplated hereby, including, without limitation, those Consents necessary for the assignment of Leases and Contracts as listed on
Exhibit 4.3.

         10.7 Taxes and Other Payments.  Sellers shall deliver to Buyer:

              (1) Proof of cash payment directly to the tax authorities or cash payment (or credit on the Purchase Price) to Buyer in the amount of all real estate taxes and assessments which are a lien on the date of Closing, general and special, except for real estate taxes and ad valorem taxes which shall be prorated as of the date of closing.

              (2) Proof of cash payment directly to services or suppliers or cash payment (or credit on the Purchase Price) to Buyer in the amount of all sums due in connection with any service contracts, agreements or contracts relating to the Assets, and Leased Property including, without limitation, all utility charges, for the period prior to Closing.

              (3) A certificate of non-foreign status signed by the appropriate party and sufficient in form and substance to relieve Buyer of all withholding obligations under Section 1445 of the Code. In the event that Sellers cannot furnish such a certificate or Buyer is not entitled to rely upon such a certificate under the provisions of Section 1445 and the regulations thereunder, Sellers shall take and/or permit Buyer or Buyer's nominee to take any and all steps necessary to allow Buyer or Buyer's nominee to satisfy the requirements or Section 1445.

              (4) Executed releases of all mortgages, security interests, liens, pledges, restrictions or other encumbrances on or applicable to the Assets, except for encumbrances disclosed on Exhibits 4.12(1) and 4.12(2).

         10.8 Insurance. Sellers shall deliver evidence of its insurance coverage required by Section 6.10.

         10.9 Leases and Subleases. Sellers shall deliver to Buyer the leases described in Sections 9.9 and 9.12.

         10.10 Consulting and Management Agreements. Each of Steve Pierce and Guy Pierce shall have delivered to Buyer the consulting or management agreements, as the case may be, described in Sections 9.10 and 9.11.



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




         10.11 Title Insurance. Sellers shall deliver to Buyer and/or the Title Company such affidavits and/or indemnities reasonably required by the Title Company that will enable the Title Company to issue the Title Policy (and any mortgage title policy simultaneously issued) with the standard or general exceptions, including any exception for unfiled mechanics or materialmen's liens, deleted and to "insure the gap" or delete the so-called "gap" exception.

         10.12 Additionally Requested Documents; Post Closing Assistance. At the request of Buyer at Closing and at any time or from time to time thereafter, Sellers and Owners shall cooperate with Buyer to put Buyer in actual possession and operating control of the Assets and Business, execute and deliver such further instruments of sale, conveyance, transfer and assignment, as Buyer may reasonably request in order to effectively sell, convey, transfer and assign the Assets and Business to Buyer, to execute and deliver such further instruments and to take such other actions as Buyer may request to release Buyer from all obligation and liability with regard to any obligation or liability retained by Sellers and to execute and deliver such further instruments and to cooperate with Buyer as Buyer may reasonably request or to enable Buyer to obtain all necessary health care or regulatory certifications, approvals, consents and licenses, accreditations or permits.



                   ARTICLE XI. OBLIGATIONS OF BUYER AT CLOSING

         At Closing, Buyer shall deliver or cause to be delivered to Sellers the following in a form and substance reasonably satisfactory to Sellers:

         11.1 Purchase Price. Buyer shall make available to Sellers the Purchase Price upon the terms specified in Section 3.1 hereof.

         11.2 Opinion of Counsel. Buyer shall deliver to Sellers a favorable opinion of counsel for Buyer, dated as of Closing, in the form specified in
Article XII hereof.

         11.3 Corporate Good Standing and Board Resolutions. Buyer shall deliver to Sellers a certificate of good standing from the Secretary of State of Tennessee, dated the most recent practical date prior to Closing, together with a certified copy of the resolutions of the Board of Directors of Buyer approving this Agreement and the consummation of the transactions intended hereby.

         11.4 Closing Certificate. Buyer shall deliver to Sellers a certificate of officers of Buyer, dated as of Closing, certifying that: (1) each covenant and obligation of Buyer has been complied with by Buyer; and (2) each representation and warranty of Buyer is true and correct at Closing as if made on and as of Closing.

         11.5 Assumption of Liabilities. Buyer shall covenant to fully perform and comply with all of the Assumed Liabilities, subject to the provisions of this Agreement, from and after Closing.

         11.6 Leases and Subleases. Buyer shall have delivered to Sellers the leases and subleases described in Sections 9.9 and 9.12.

         11.7 Consulting and Management Agreements. Buyer shall have delivered to Sellers the consulting and management agreements described in Sections 9.10 and 9.11.

         11.8 Undertakings for insurance required by the Leases and Subleases. Buyer shall deliver evidence of its insurance coverage for the Leased Assets as required by the Leases and Subleases described in Sections 9.9 and 9.12 hereof.

                     ARTICLE XII. OPINION OF BUYER'S COUNSEL

         At Closing, Buyer shall deliver to Sellers an opinion of Harwell Howard Hyne Gabbert & Manner, P.C. dated the date of Closing and pursuant to the Legal Opinion Accord of the ABA Section of Business Law (1991), in form and substance reasonably satisfactory to Sellers and its counsel to the effect that:

                  (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

                  (b) Buyer has the corporate power and corporate authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby and thereby; Buyer has taken all action required by law, and its Charter and Bylaws, to authorize such execution, delivery and consummation of this Agreement, and this Agreement, and all other agreements delivered by Buyer at Closing constitute the valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.


          ARTICLE XIII.  SURVIVAL OF PROVISIONS AND INDEMNIFICATION

         13.1 Survival. The covenants, obligations, representations and warranties of Sellers and Owners contained in this Agreement, or in any certificate or document delivered pursuant to this Agreement, shall be deemed to be material and to have been relied upon by the parties hereto notwithstanding any investigation prior to Closing, and shall survive Closing and shall not be merged into any documents delivered in connection with Closing.

         13.2 Indemnification by Sellers and Owners. Subject to Section 13.4, Sellers and Owners jointly and severally, shall promptly indemnify, defend, and hold harmless Buyer, the directors, officers, owners, employees and agents of Buyer, and the Assets against any and all losses, costs, and expenses (including reasonable costs of investigation, court costs and legal fees) and other damages resulting from: (1) any breach by any of Sellers or Owners of any of the covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of any of Sellers and/or Owners delivered pursuant to this Agreement; (2) any liability of any of Sellers not expressly assumed by Buyer pursuant to Section 1.3 hereof; and (3) any claim (whether or not disclosed herein) that is brought or asserted by any third party(ies) against Buyer arising out of the ownership, licensing, operation or conduct of the Business, the Leased Property or Assets or the conduct of any of Sellers' employees, agents or independent contractors, relating to all periods of time through Closing. Any indemnification payment made pursuant to this Article shall include interest at a floating rate equal to two (2) points over the prime rate of NationsBank, N.A. established from time to time (the "Rate"), payable for the period measured from the date that the loss, cost, expense or damage was incurred until the date of payment. The liability created under this Section shall be joint and several between Sellers and Owners provided the Owners liabilities shall be limited as provided on Exhibit 13.2.

         13.3 Indemnification by Buyer. Subject to Section 13.4, Buyer shall promptly indemnify, defend, and hold Sellers and Owners harmless against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees) and other damages resulting from: (1) any breach by Buyer of any of its covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Buyer delivered pursuant to this Agreement; (2) any claim which is brought or asserted by any third party(ies) against Sellers for failure to pay or perform any of the Assumed Liabilities; and (3) subject to the other provisions of this Agreement, any claim that is brought or asserted by any third party(ies) against Sellers arising out of the ownership, licensing, operation or conduct of the Business or Assets or the conduct of any of Buyer's employees, agents or independent contractors, relating to all periods of time subsequent to Closing. Any indemnification payment pursuant to the foregoing shall include interest payable at the Rate for the period measured from the date that the loss, cost, expense or damage was incurred until the date of payment.

         13.4 Rules Regarding Indemnification. The obligations and liabilities of each party which may be subject to indemnification liability hereunder (the "indemnifying party") to the other party (the "indemnified party") shall be subject to the following terms and conditions:

                  (1) Claims by Non-parties. The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any written claim by a third party which is likely to give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in this Article, stating the nature of said claim and the amount thereof, to the extent known. The indemnified party shall give notice to the indemnifying party that pursuant to the indemnity, the indemnified party is asserting against the indemnifying party a claim with respect to a potential loss from the third party claim, and such notice shall constitute the assertion of a claim for indemnity by the indemnified party. If, within thirty
(30) days after receiving such notice, the indemnifying party advises the indemnified party that it will provide indemnification and assume the defense at its expense, then so long as such defense is being conducted, the indemnified party shall not settle or admit liability with respect to the claim and shall afford to the indemnifying party and defending counsel all reasonable assistance in defending against the claim. If the indemnifying party assumes the defense, counsel shall be selected by such party and if the indemnified party then retains its own counsel, it shall do so at its own expense. If the indemnified party does not receive a written objection to the notice from the indemnifying party within thirty (30) days after the indemnifying party's receipt of such notice, the claim for indemnity shall be conclusively presumed to have been assented to and approved, and in such case the indemnified party may control the defense of the matter or case and, at its sole discretion, settle or admit liability. If within the aforesaid thirty (30) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of ten (10) days after receipt of such objection the parties shall attempt to settle the dispute as between the indemnified and indemnifying parties.

             (2) Claims by a Party. The determination of a claim asserted by a party hereunder (other than as set forth in subsection (1) above) pursuant to this Article shall be made as follows: The indemnified party shall give written notice within a reasonably prompt period of time to the indemnifying party of any claim by the indemnified party which has not been made pursuant to subsection (1) above, stating the nature and basis of such claim and the amount thereof, to the extent known. The claim shall be deemed to have resulted in a determination in favor of the indemnified party and to have resulted in a liability of the indemnifying party in an amount equal to the amount of such claim estimated pursuant to this Section if within forty-five (45) days after the indemnifying party's receipt of the claim the indemnified party shall not have received written objection to the claim. In such event, the claim shall be conclusively presumed to have been assented to and approved. If within the aforesaid forty-five (45) day period the indemnified party shall have received written objection to a claim (which written objection shall briefly describe the basis of the objection to the claim or the amount thereof, all in good faith), then for a period of sixty (60) days after receipt of such objection the parties shall attempt to settle the disputed claim as between the indemnified and indemnifying parties.

             (3) Claims by a Straddle Resident. Any claim by a resident relating to professional negligence or similar matters involving a resident served both prior to Closing and subsequent to Closing will be the responsibility of either Buyer or Sellers (and, jointly and severally, Owners) in accordance with the following guidelines: (1) if it is a claim in which the incident giving rise to liability clearly arose through Closing, Sellers (including Owners) shall be liable for the loss and defense expenses; (2) if it is a claim in which the incident giving rise to liability clearly arose subsequent to Closing, Buyer shall be liable for the loss and defense expenses; and (3) in the event that the time the incident giving rise to liability occurred is not clear (the "Issue Regarding Liability"), Sellers (including Owners) and Buyer will jointly defend the case and each will fully cooperate with the other in such defense. Once the Issue Regarding Liability is established, determined or resolved, Buyer and Sellers (including Owners) shall appropriately allocate both indemnity and expenses among Buyer and Sellers (including Owners) pursuant to the terms set forth in clauses (1) and (2) herein this paragraph.

         13.5 Assignment by Buyer. No consent by Sellers or Owners shall be required for any assignment or reassignment of the rights of Buyer under this
Article XIII following Closing.

                      ARTICLE XIV. PRESERVATION OF BUSINESS
                           AND NONCOMPETE RESTRICTIONS

        14.1 Covenant Not to Compete. Sellers and Owners hereby covenant and agree with Buyer that, except as expressly disclosed on Exhibit 14.1, during the Noncompete Period (as defined herein) and within the Noncompete Area (as defined herein), neither Sellers nor Owners shall directly or indirectly: (1) acquire, lease, manage, consult for, serve as agent or subcontractor for, finance, invest in, own any part of or exercise management control over any health care operation or business which provides any services competitive with the services provided by the Business at Closing; (2) solicit for employment or employ any person who at Closing or thereafter became an employee of Buyer or an Affiliate unless such person is not so employed for at least six (6) months; or (3) disrupt or attempt to disrupt any past or present relationship, contractual or otherwise between Buyer, on the one hand, and any customer, resident, physician, physician group, or healthcare provider with whom Buyer contracts with in connection with the Business, on the other hand. The "Noncompete Period" shall commence at Closing and terminate on the fifth (5th) anniversary thereof. The "Noncompete Area" shall mean the area within a fifty (50) mile radius of each location from which the Business is operated or conducted as of Closing. Ownership of less than five percent (5%) of the stock of a publicly held company shall not be deemed a breach of this covenant. The parties hereby expressly agree that although Sellers Pierce Hall Partnership and Pierce Pierce and Hall Partnership are subject to the noncompete, Hayes Hall and Wanda Hall, who at one time owned an interest in these Sellers, individually are not subject to the noncompete.

         14.2 Enforceability. In the event of a breach of Section 14.1 hereof, Sellers and Owners recognize that monetary damages shall be inadequate to compensate Buyer and Buyer shall be entitled, without the posting of a bond, to an injunction restraining such breach, with the costs (including attorney's fees) of securing such injunction to be jointly and severally borne by Sellers and Owners. Nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedy available to it for such breach or threatened breach.

         All parties hereto hereby acknowledge the necessity of protection against the competition of Sellers and Owners and that the nature and scope of such protection has been carefully considered by the parties. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate Sellers and Owners for agreeing to the restrictions contained in Section 14.1 hereof. If, however, any court determines that the forgoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.

                            ARTICLE XV. MISCELLANEOUS

         15.1 Dispute Resolution. Any dispute arising among the parties to this Agreement for which a dispute resolution mechanism is not expressly provided herein shall be determined by a court of competent jurisdiction.

         15.2 Assignment. Prior to Closing, Buyer may freely assign its rights or delegate its obligations under this Agreement to one or more entity which is directly or indirectly wholly owned by Buyer. Following Closing, Buyer may freely assign its rights or delegate its obligations under this Agreement without the express written consent of Sellers or Owners. Provided, however, no assignment shall relieve the Buyer of its obligations hereunder. None of the Sellers or Owners may assign any rights or delegate any obligations under this Agreement without the prior written consent of Buyer, and any prohibited assignment or delegation will be null and void. This Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto and their respective permitted heirs, legal representatives, successors and assigns.

         15.3 Other Expenses. Except as otherwise provided in this Agreement, Sellers and Owners shall pay all of their expenses in connection with the negotiation, execution, and implementation of the transactions contemplated by this Agreement and Buyer shall pay all of its expenses in connection with the negotiation, execution, and implementation of the transactions contemplated by this Agreement. All state and local sales and use taxes, stamp tax, deed conveyance or other transfer taxes incurred in connection with the transactions contemplated within this Agreement shall be borne by Sellers and paid by Closing. All ad valorem taxes incurred in connection with the transactions contemplated within this Agreement shall be prorated at Closing. The Purchase Price shall be reduced, on a dollar-per-dollar basis, to the extent and in an amount equal to any taxes or other obligations that are accrued but unpaid by Sellers as of the date of Closing.

         15.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (1) if delivered personally or sent by facsimile, on the date received; (2) if delivered by overnight courier, on the day after mailing; and (3) if mailed, five (5) days after mailing with postage prepaid. Any such notice shall be sent as follows:

                  To Sellers or Owners:
                  c/o A. Steve Pierce
                  8921 Goodwill Church Road
                  Kernersville, North Carolina 27284

                  with a copy to:

                  William L. Hopper, Attorney at Law
                  P.O. Box 247
                  Oxford, North Carolina 27565

                  To Buyer:

                  Advocat Inc.
                  277 Mallory Station Road, Suite 130
                  Franklin, Tennessee 37067
                  Attn:    Mary Margaret Hamlett

                  with a copy to:

                  Harwell Howard Hyne Gabbert & Manner, P.C.
                  1800 First American Center
                  Nashville, Tennessee  37238-1800
                  Attn:  Mark Manner

         15.5 Confidentiality; Prohibition on Trading. (a) Except as provided in
(c) below, all parties agree to maintain the confidentiality of the existence of this Agreement and the transactions contemplated hereunder, unless disclosure is required by law. Sellers, Owners and their Affiliates agree not to trade in the securities of Buyer or its Affiliates based upon any nonpublic information.

                  (b) Prior to Closing and except as provided in (c) below, Buyer will hold and will cause its Representatives, as well as the authorized representatives of the underwriters and financial institutions considering providing any financing, to hold in confidence, unless compelled to disclose by judicial or administrative process or otherwise as may be required by law, including securities laws, all documents and information concerning the Business furnished to the Buyer in connection with the transactions contemplated by this Agreement (except to the extent that (i) such information is or becomes readily ascertainable from public or published information or trade sources or (ii) such information is obtained from third parties without violation of any other confidentiality agreements with the Sellers or Owners) and will not release or disclose such information to any other person, except its Representatives, underwriters and other financial institutions considering providing financing in connection with this Agreement (it being understood that such persons shall be informed by the Buyer of the confidential nature of such information and shall be directed by such parties to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information becomes readily ascertainable from public or published information or trade sources and, if requested by the Sellers, Buyer will return to the Sellers all copies of written information furnished by the Sellers to the Buyer or its Representatives. In addition, if requested by the Sellers, the Buyer will and will cause its Representatives to destroy all documents, memoranda, notes and other writings prepared based on the confidential information of the Business.

                  (c) Sellers and Owners acknowledge and agree that Advocat Inc. is a public company and as a result, is required to make public disclosure of material transactions. Sellers and Owners acknowledge and agree that the transaction contemplated pursuant to this Agreement is a material transaction for Advocat Inc., and as a result, the transaction, along with a copy of this Agreement will be required to be filed with the Securities Exchange Commission on Form 8-K upon the execution of this Agreement. Sellers and Owners further acknowledge and agree that Advocat Inc. intends to make a public offering, in part to fund this transaction and that such offering will require disclosure of certain information about the transaction. Buyer agrees to provide Sellers and Owners with copies of all such disclosure prior to filing.

         15.6 Controlling Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Tennessee without regard to its choice or conflicts of law provisions.

         15.7 Headings. Table of contents and Section headings in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation.

         15.8 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         15.9 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy. No waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against which it is sought to be enforced.

         15.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         15.11 Interpretation; Knowledge. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions. Whenever in this Agreement the term "to the knowledge of Sellers or Owners" or the like is used, Sellers and Owners shall each be deemed to have the knowledge of Sellers' officers, directors and employees, and of its Affiliates; and Sellers and Owners shall be under a duty of due inquiry.

         15.12 Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations, letters of intent and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Buyer, Sellers and Owners.

         15.13 Further Assurance of Sellers and Owners After Closing. Subsequent to Closing, Sellers and Owners shall from time to time, at Buyer's request, execute and deliver such other instruments of conveyance and transfer, and take such other action as Buyer may request, in order to more effectively sell, transfer, assign and deliver and vest in Buyer the benefits of, title to and possession of the Assets.

         15.14 Legal Fees and Costs. In the event any dispute arises between the parties, each party shall bear its own legal expenses incurred in the enforcement or interpretation of any provision of this Agreement, regardless of the outcome of such dispute.

         15.15 No Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties hereto, and with respect to Buyer, its parent and any of their directors, officers, owners, employees and agents. It shall create no rights in any persons other than as set forth in the immediately preceding sentence.

         15.16 Completion of Exhibits. Certain of the Exhibits have not been prepared in their final form at the time of execution of this Agreement. Input by Seller and Buyer is necessary to finalize the Exhibits and each party agrees to use its best efforts to finalize them. On or before August 10, 1997, Buyer shall submit to Seller the following Exhibits: 9.12(b). On or before August 10, 1997, Seller shall submit to Buyer the following Exhibits: 1.1(1), 1.3(1), 4.11 and 4.12(2). Submission of Exhibits shall be in writing delivered via overnight courier to the other party's counsel. Either party may supplement the Exhibits by like written delivery. The submitted Exhibits and supplements shall be deemed accepted and thereby become an Exhibit to this Agreement unless: (i) such proposed Exhibit would, individually or in aggregate with the effect of items disclosed in other Exhibits which were first submitted after signing of this Agreement, constitute a material adverse effect on the receiving party in the receiving party's sole discretion, and (ii) within five (5) business days after receipt of such proposed Exhibit, such receiving party provides written notice to opposing counsel reasonably detailing the objection thereof and changes in such proposed Exhibit which would make the same acceptable. Should the parties not be able to resolve written objections within ten (10) business days thereafter, then either party may withdraw from this Agreement and terminate it without any obligation or liability of any sort and this Agreement shall be treated as never having been executed or delivered.

         The parties hereto have executed this Agreement as of the date first above written.

                                    "SELLERS"

                                    PIERCE MANAGEMENT GROUP FIRST
                                    PARTNERSHIP


                                    By: /s/ A. Steve Pierce
                                        ------------------------------
                                    Its: General Partner

                                    PIERCE MANAGEMENT GROUP THIRD
                                    PARTNERSHIP


                                    By: /s/ A. Steve Pierce
                                        ------------------------------
                                    Its: General Partner

                                    PIERCE MANAGEMENT GROUP FOURTH
                                    PARTNERSHIP


                                    By: /s/ A. Steve Pierce
                                        ------------------------------
                                    Its: General Partner

                                    PIERCE, PIERCE & HALL PARTNERSHIP


                                    By: /s/ A. Steve Pierce
                                        ------------------------------
                                    Its: General Partner

                                    PIERCE MANAGEMENT GROUP FIFTH
                                    PARTNERSHIP


                                    By: /s/ A. Steve Pierce
                                        ------------------------------
                                    Its: General Partner

                                    HEALTH CARE INVESTMENTS PARTNERSHIP


                                    By: /s/ Candace P. Hammonds
                                        ------------------------------
                                    Its: General Partner

                                    GUY PIERCE AND VANN PIERCE
                                    PARTNERSHIP


                                    By: /s/ C. Vann Pierce
                                        ---------------------------
                                    Its: General Partner
                                         --------------------------

                                    SENTRY SERVICES LLC


                                    By: /s/ A. Steve Pierce
                                        ---------------------------
                                    Its: Manager
                                         --------------------------

                                    GVP SENTRY SERVICES LLC


                                    By: /s/ Guy S. Pierce
                                        ---------------------------
                                    Its: Manager
                                         --------------------------

                                    SCP SENTRY SERVICES LLC


                                    By: /s/ A. Steve Pierce
                                        ---------------------------
                                    Its: Manager
                                         --------------------------

                                    SGP SENTRY SERVICES LLC


                                    By: /s/ A. Steve Pierce
                                        ---------------------------
                                    Its: Manager
                                         --------------------------

                                    SGP SENTRY SERVICES LLC


                                    By: /s/ A. Steve Pierce
                                        ---------------------------
                                    Its: Manager
                                         --------------------------

                                    SVP SENTRY SERVICES LLC


                                    By: /s/ A. Steve Pierce
                                        --------------------------
                                    Its: Manager
                                         -------------------------

                                      VCP SENTRY SERVICES LLC


                                      By: /s/ C. Vann Pierce
                                          ---------------------------
                                      Its: Manager
                                           --------------------------

                                      SVCP SENTRY SERVICES LLC


                                      By: /s/ A. Steve Pierce
                                          ---------------------------
                                      Its: Manager
                                           --------------------------

                                      SENTRY CARE OF NEWPORT, INC.


                                      By: /s/ Mary Lou Pierce
                                          ---------------------------
                                      Its: President
                                           --------------------------

                                      TRI-CITY HAVEN, INC.


                                      By: /s/ Mary Lou Pierce
                                          ---------------------------
                                      Its: President
                                           --------------------------

                                      GLEN HAVEN CENTER OF CARE, INC.


                                      By: /s/ A. Steve Pierce
                                          ---------------------------
                                      Its: President
                                           --------------------------

                                      KANNAPOLIS VILLAGE REST HOME


                                      By: /s/ Mary Lou Pierce
                                          --------------------------
                                      Its: President
                                           -------------------------

                                      PIERCE HALL PARTNERSHIP


                                      By: /s/ A. Steve Pierce
                                          --------------------------
                                      Its: General Partner
                                           -------------------------

                                      HEALTH CARE INVESTMENTS, INC.


                                      By: /s/ Candace P. Hammonds
                                          --------------------------
                                      Its: President
                                           -------------------------

\


                                     MIDSTATE PROPERTIES, INC.


                                     By: /s/ Mary Lou Pierce
                                         ----------------------------
                                     Its: President
                                          ---------------------------

                                     TARHEEL INSTITUTIONAL BROKERAGE


                                     By: /s/ A. Steve Pierce
                                         ----------------------------
                                     Its: President
                                          ---------------------------

                                     COMMERCIAL INSPECTION AND
                                     MAINTENANCE


                                     By: /s/ A. Steve Pierce
                                         ----------------------------
                                     Its: President
                                          ---------------------------


                                     "OWNERS"


                                     /s/ A. Steve Pierce
                                     --------------------------------
                                     A. STEVE PIERCE


                                     /s/ Mary Lou Pierce
                                     -------------------------------
                                     MARY LOU PIERCE


                                     /s/ Guy S. Pierce
                                     -------------------------------
                                     GUY S. PIERCE


                                     /s/ Jodi Pierce
                                     -------------------------------
                                     JODI PIERCE


                                      /s/ C. Vann Pierce
                                     -------------------------------
                                     C. VANN PIERCE


                                      /s/ Jacqueline W. Pierce
                                     -------------------------------
                                     JACQUELINE W. PIERCE


                                     /s/ Candace Pierce Hammonds
                                     -------------------------------
                                     CANDACE PIERCE HAMMONDS

                                     /s/ William R. Hammonds
                                     ------------------------------
                                     WILLIAM R. HAMMONDS


                                     "BUYER"

                                     ADVOCAT INC.


                                     By: /s/ Charles W. Birkett, M.D., M.B.A.
                                         ------------------------------------
                                     Its: Chairman
                                          -----------------------------------